Exhibit 2

PIONEER SAVINGS BANK

PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION

AND MINORITY STOCK ISSUANCE, AS AMENDED

Exhibits

Exhibit A	Charter and Bylaws of the Stock Bank
Exhibit B	Charter and Bylaws of the Holding Company
Exhibit C	Charter and Bylaws of the MHC

1.	Introduction

This Plan of Mutual Holding Company Reorganization and Minority Stock Issuance dated January 15, 2019, and as amended on April 16, 2019, (the “Plan”) provides for the reorganization of the Bank, a New York-chartered mutual savings bank, into the mutual holding company structure (the “Reorganization”), in accordance with the laws of the State of New York and the regulations of the New York State Department of Financial Services (the “Department”), regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and other applicable laws and regulations. The mutual holding company (the “MHC”) will be a mutually owned corporation organized under the laws of New York. As part of the Reorganization and the Plan, the Bank will convert to a New York-chartered stock savings bank (the “Stock Bank”), and a stock holding company (the “Holding Company”) will be established as a Maryland-chartered corporation and will be a majority-owned subsidiary of the MHC so long as the MHC remains in existence. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Stock Offering, which will be made on a priority basis to Depositors and the Tax-Qualified Employee Plans, with any remaining shares offered for sale to the public in a Community Offering, a Syndicated Community Offering, or a Firm Commitment Offering, or a combination thereof. The Reorganization and the Stock Offering will be conducted in accordance with applicable New York laws and regulations of the Department, regulations of the Federal Reserve and FDIC, the Securities Act and the regulations of the SEC thereunder, and other applicable regulatory requirements.

The primary purpose of the Reorganization is to establish the Holding Company as a capital stock corporation, which will enable the Bank to compete more effectively with other financial services providers. The Holding Company will be authorized to issue Capital Stock to support the growth of the Bank, which is a source of capital not available to mutual savings banks. The Holding Company will not offer all its Common Stock for sale to Depositors and the public in the Stock Offering. However, the Holding Company will have flexibility to raise additional capital as needed and as market conditions permit, since a majority of the Holding Company’s Common Stock (the common stock held by the MHC) will remain available for sale in the future. Formation of the Holding Company as a subsidiary of the MHC will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Although the Reorganization and Stock Offering will create the Stock Bank and the Holding Company, the MHC will be required to own at least 51% of the Holding Company’s Common Stock and, therefore, the mutual holding company structure will preserve the Bank’s mutual form of ownership and its ability to remain an independent community bank for so long as the MHC remains in existence.

In furtherance of the Bank’s commitment to its community, this Plan provides for a contribution of Common Stock and/or cash, subject to regulatory limitations, to the Foundation. The funding of the Foundation is intended to enhance the Bank’s existing community reinvestment activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Holding Company and the Bank over the long term and will foster the health, education and welfare of children and young adults through community development and donations to support such efforts.

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This Plan has been approved by the Board of Trustees of the Bank. This Plan must be approved by at least: (i) 75% of the aggregate dollar amount of deposits of the Voting Depositors represented at the Special Meeting either in person or by valid proxy; and (ii) a majority of the total number of votes eligible to be cast in person or by valid proxy by Voting Depositors. In addition, the contribution of Common Stock to the Foundation in connection with the Offering must be approved by at least a majority of the total number of votes eligible to be cast by Voting Depositors. Each Voting Depositor will be entitled to cast one vote for each $100 of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting. The Department must approve this Plan and the transactions contemplated hereby before it is presented to Voting Depositors for their approval. In addition, the Holding Company will make any and all filings in a timely manner with the FDIC, the Federal Reserve and the SEC to obtain any requisite regulatory approvals or non-objections to complete the Reorganization.

2.	Definitions

As used in this Plan, the terms set forth below have the following meanings:

Account Holder: Any Person holding a Deposit Account at the Bank.

Acting in Concert: The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company (“other party”) will also be deemed to be Acting in Concert with any Person or company who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be Acting in Concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a Person is Acting in Concert with another Person shall be made solely by the Board of Directors of the Holding Company or Officers delegated by such Board of Directors and may be based on any evidence upon which such Board or such delegate chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company and the Bank, and trustees of the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any of the boards of such entities.

Affiliate: Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

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Associate: The term “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Stock Offering and the sale of Common Stock following the Reorganization, a Person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Plan or any Tax-Qualified Employee Plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by Officers, Trustees and Directors, the term “Associate” does not include any Tax-Qualified Employee Plan; and (iii) any Person who is related by blood or marriage to such Person and who (A) lives in the same home as such Person or (B) is a director or Officer of the Bank, the Holding Company, the MHC or a subsidiary of the Bank, the Holding Company or the MHC.

BHCA: The Bank Holding Company Act of 1956, as amended.

Bank: Pioneer Savings Bank either in its pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the context.

Bank Regulators: The Department and other bank regulatory agencies, including the FDIC and the Federal Reserve, as applicable, responsible for reviewing and approving the Reorganization and Stock Offering, including all steps necessary to complete the Reorganization and Stock Offering.

Capital Stock: Any and all authorized capital stock of the Bank or of the Holding Company.

Common Stock: The common stock issuable by the Holding Company in connection with the Reorganization and Stock Offering, including securities convertible into Common Stock, pursuant to its articles of incorporation.

Community: Albany, Greene, Rensselaer, Saratoga, Schenectady and Warren Counties in New York.

Community Offering: The offering to certain members of the general public of any shares of Common Stock unsubscribed for in the Subscription Offering. The Community Offering may occur concurrently with the Subscription Offering and/or any Syndicated Community Offering.

Control: (including the terms “controlling,” “controlled by,” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in Section 143-b of the New York Banking Law.

Conversion Transaction: The conversion of the MHC from the mutual to stock form of organization, as described more specifically in Section 7 of this Plan.

Department: The New York State Department of Financial Services.

Deposit Account(s): Any withdrawable account, including, without limitation, savings, time, demand, NOW account, money market, certificate and passbook accounts.

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Depositor: Any Person that has a Deposit Account with the Bank.

Effective Date: The date on which, after all necessary approvals to complete the Reorganization and the Stock Offering will have been obtained, the Reorganization and the Stock Offering is completed.

Eligible Account Holder: Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights.

Eligibility Record Date: December 31, 2017, the date for determining the Depositors that qualify as Eligible Account Holders.

Employee Plans: The Tax-Qualified and Non-Tax Qualified Employee Plans of the Bank and/or the Company.

ESOP: The Stock Bank’s employee stock ownership plan.

Estimated Valuation Range: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to Minority Stockholders, as determined by the Independent Appraiser before the commencement of the Subscription Offering and as it may be amended from time to time thereafter.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Federal Reserve: The Board of Governors of the Federal Reserve System.

FDIC: The Federal Deposit Insurance Corporation.

FDIC Notice: The Notice of Mutual Holding Company Reorganization and Minority Stock Offering submitted by the Bank to the FDIC, to notify the FDIC of the Reorganization and the Stock Offering.

Firm Commitment Offering: The offering, at the sole discretion of the Holding Company, of shares of Common Stock not subscribed for in the Subscription Offering and any Community Offering or Syndicated Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Offering may occur following the Subscription Offering and any Community Offering or Syndicated Community Offering.

Foundation: Pioneer Bank Charitable Foundation, a charitable foundation that qualifies as an exempt organization under Code Section 501(c)(3) that will receive Holding Company Common Stock and/or cash in connection with the Stock Offering.

Foundation Shares: Shares of the Common Stock issued to the Foundation in connection with the Stock Offering.

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Holding Company: The Maryland-chartered corporation that will be majority-owned by the MHC upon completion of the Reorganization and Stock Offering and will own all the outstanding common stock of the Stock Bank.

Holding Company Application: The Holding Company Application, on such form as may be prescribed by the Federal Reserve, which will be filed with the Federal Reserve in connection with the Reorganization and the formation of the MHC and the Holding Company.

Independent Appraiser: The independent appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

Liquidation Account: The liquidation account established pursuant to this Plan.

Management Person: Any Officer, director or trustee of the Bank or the Holding Company, or any Officer or trustee of the MHC or any Affiliate of the Bank, the Holding Company or MHC, and any Person Acting in Concert with any such Officer, director or trustee.

Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer’s quoted prices with other brokers or dealers.

MHC: The mutual holding company created in the Reorganization. The MHC will become the mutual holding company of the Holding Company and the Bank upon completion of the Reorganization.

Minority Ownership Interest: The shares of Common Stock owned by Persons, other than the MHC, expressed as a percentage of the total shares of Common Stock outstanding.

Minority Stock Offering: One or more offering(s) of Common Stock to Persons other than the MHC, provided that upon completion of each Minority Stock Offering, no more than 49.0% of the outstanding Common Stock, in the aggregate, is owned by Persons other than the MHC.

Minority Stockholder: An owner of the Common Stock, other than the MHC.

Notice: The Notice of Mutual Holding Company Reorganization, submitted by the Bank to the Department, to notify the Department of the Reorganization and the Stock Offering.

Offering Range: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range, which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to no more than 49.0% of the outstanding Common Stock.

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Officer: An executive officer of the MHC, the Holding Company or the Bank, including the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other person performing similar policy making functions.

Order Form: Any form (together with any attached cover letter and/or certifications or acknowledgements), sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding purchases of Common Stock in the Subscription and Community Offerings.

Other Depositor: Any Person who has a Qualifying Deposit at the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

Person: An individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, or a government or political subdivision of a government.

Plan: This Plan of Mutual Holding Reorganization and Minority Stock Issuance.

Qualifying Deposit: The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $100, (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $100; or (iii) an Other Depositor at the close of business on the Voting Record Date, provided such aggregate balance is not less than $100.

Regulations: The rules and regulations of the Bank Regulators, including the Department’s rules and regulations regarding mutual holding companies and any applicable rules and regulations of the Federal Reserve and the FDIC.

Reorganization: The reorganization of the Bank into the “two-tier” mutual holding company structure pursuant to this Plan by establishing the MHC, the Holding Company and the Stock Bank.

Resident: The terms “resident,” “residence,” “reside,” “resided” or “residing,” when used in this Plan with respect to any Person, means any Person who occupies a dwelling within the Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that the nature of such presence within the Community is something other than merely transitory. If a Person is a corporation or other business entity, the principal place of business or headquarters must be in the Community. If the Person is a personal benefit plan, the circumstances of the beneficiary will apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee will be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to determine whether a Person is a Resident. In all cases, however, such a determination will be in the sole discretion of the Bank.

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SEC: The United States Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Special Meeting: The Special Meeting of Depositors called to vote on this Plan.

Stock Bank: The New York-chartered stock savings bank established as part of the Reorganization, which will be the successor to the Bank and which will be wholly-owned by the Holding Company.

Stock Offering: The offering of Common Stock for sale to Persons, other than the MHC, pursuant to this Plan in the Subscription Offering and, to the extent shares remain available for sale, in the Community Offering, the Syndicated Community Offering or the Firm Commitment Offering, as the case may be.

Subscription Offering: The offering of Common Stock for subscription and purchase pursuant to Section 11 of this Plan.

Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

Superintendent: The Superintendent of the New York State Department of Financial Services.

Supplemental Eligible Account Holder: A Person holding a Qualifying Deposit as of the close of business on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or trustee of the Bank.

Supplemental Eligibility Record Date: The date for determining the Depositors that qualify as Supplemental Eligible Account Holders. The Supplemental Eligibility Record Date will be the last day of the calendar quarter preceding the Department’s approval of the Reorganization.

Syndicated Community Offering: The offering of Common Stock through a syndicate of broker-dealers, which may occur either following or contemporaneously with the Community Offering.

Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term “Non-Tax-Qualified Employee Plan” means any stock benefit plan that is not so qualified under Section 401 of the Internal Revenue Code.

Voting Depositor: A Depositor with an aggregate balance of all Deposit Accounts of at least $100 as of the close of business on the Voting Record Date who is entitled to vote at the Special Meeting.

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Voting Record Date: The date established by the Bank for determining the Depositors entitled to vote on the Plan.

Voting Stock:

(1)	Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

(i)	To vote for or to select directors of the Bank or the Holding Company; and

(ii)	To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

(2)	Notwithstanding anything in paragraph (1) above, preferred stock is not “Voting Stock” if:

(i)	Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank, or the payment of dividends by the Bank when preferred dividends are in arrears;

(ii)	The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with Control over the issuer; and

(iii)	The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

(3)	Notwithstanding anything in paragraphs (1) and (2) above, “Voting Stock” will be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration will be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock will not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

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3.	The Reorganization

A.	Organization of the MHC, the Holding Company and the Stock Bank

As part of the Reorganization, the Bank will convert its charter to stock form and become the Stock Bank, and will establish the Holding Company as a Maryland corporation and the MHC as a New York corporation. The Reorganization will be effected as follows or in any other manner approved by the Bank Regulators that is consistent with the purposes of this Plan and applicable laws and regulations:

(i)	the Bank will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim One”);

(ii)	Interim One will organize a New York-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim Two”);

(iii)	Interim One will organize the Holding Company as a wholly-owned subsidiary;

(iv)	the Bank will amend and restate its mutual savings bank organization certificate to a New York stock savings bank organization certificate and thereby become the Stock Bank, and Interim One will become the wholly-owned subsidiary of the Stock Bank;

(v)	the shares of common stock of Interim One held by the Stock Bank will be cancelled and Interim One will amend and restate its organization certificate to a New York mutual holding company organization certificate, and thereby become the MHC;

(vi)	concurrently with steps (iv) and (v), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting entity and a subsidiary of the MHC, whereby all stock of the Stock Bank will be issued to the MHC in exchange for liquidation interests in the MHC; and

(vii)	the MHC will contribute the capital stock of the Stock Bank to the Holding Company, and the Stock Bank will become a wholly-owned subsidiary of the Holding Company.

Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing up to 49.0% of the pro forma market value of the Holding Company and the Bank.

Upon consummation of the Reorganization, the Stock Bank will be deemed to be a continuation of the Bank, and all property of the Bank, including its right, title and interest in and to all property of whatever kind and nature, all interest and assets previously existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank, except for up to $100,000. The Stock Bank will have, hold, and enjoy the same rights and to the same extent as those rights were possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, assets, liabilities, deposits and obligations of the Bank (other than assets expressly transferred to or retained by the MHC or the Holding Company), and will maintain its headquarters and operations at the Bank’s present locations. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the applicable requirements set forth in the Regulations governing capital distributions.

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B.	Effect on Deposit Accounts and Borrowings

Each Deposit Account in the Bank on the Effective Date will remain a Deposit Account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the Deposit Account existed in the Bank immediately before the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank will retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately before the Reorganization.

C.	The Stock Bank

Upon the completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under New York law. A copy of the proposed charter and bylaws of the Stock Bank is attached hereto as Exhibit A and are made a part of this Plan. The Reorganization will not reduce the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had before the Reorganization. The retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

The initial members of the Board of Directors of the Stock Bank will be the members of the Board of Trustees of the Bank serving immediately before the consummation of the Reorganization. Thereafter, the Holding Company, as the sole stockholder of the Stock Bank, will elect approximately one-third of the Stock Bank’s Board of Directors annually. The current management of the Bank will continue as the management of the Stock Bank following the Reorganization. The Stock Bank will be a wholly-owned subsidiary of the Holding Company. The Holding Company will be owned by its stockholders. The stockholders of the Holding Company will consist of the MHC and the Persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering.

D.	The Holding Company

The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies and mutual holding companies under applicable law and regulations. The initial members of the Board of Directors of the Holding Company will be the members of the Board of Trustees of the Bank serving immediately before the consummation of the Reorganization. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company’s directors annually. A copy of the proposed articles of incorporation and bylaws of the Holding Company is attached as Exhibit B and are made part of this Plan.

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The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least 51% of the Voting Stock of the Holding Company. The Holding Company will be authorized to undertake one or more Minority Stock Offerings, provided that upon completion of each Minority Stock Offering, no more than 49.0% of the Holding Company’s outstanding Common Stock, in the aggregate, is owned by Persons other than the MHC. The Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Stock Offering.

E.	The MHC

As a mutual corporation, the MHC will have no stockholders. The trustees of the MHC will have exclusive voting authority as to all matters relating to the MHC other than any conversion of the MHC to stock form. As provided in this Plan, any liquidation rights of Depositors that existed under New York law prior to the Reorganization will continue in the MHC following the Reorganization, and such rights will be exercisable so long as a Depositor maintains a Deposit Account with the Stock Bank. The rights and powers of the MHC, including any rights of Depositors exercisable through the MHC, will be defined by the MHC’s organization certificate and bylaws (a copy of which is attached to this Plan as Exhibit C and are made a part hereof) and by the statutory and regulatory provisions applicable to bank holding companies and mutual holding companies.

The Bank will apply to the Department, the FDIC and the Federal Reserve to have the MHC receive or retain (as the case may be) up to $100,000 in connection with the Reorganization. All assets, rights, obligations and liabilities of whatever nature of the Bank not expressly retained by the MHC will be deemed transferred to the Stock Bank.

The New York Banking Law requires that the Board of Directors of a subsidiary savings bank of a mutual holding company include at least one director who is not an officer, employee or trustee of the mutual holding company or an officer or employee of the stock subsidiary bank, who will represent the interests of minority stockholders of the subsidiary bank. Accordingly, the initial members of the Board of Trustees of the MHC will consist of all but one member of the existing Board of Trustees of the Bank. Thereafter, approximately one-third of the trustees of the MHC will be elected annually by the members of the Board of Trustees of the MHC.

4.	Conditions to Implementation of the Reorganization and Stock Offering

Completion of the Reorganization and Stock Offering is subject to the following conditions:

A.	Approval of the Plan by a majority of the Board of Trustees of the Bank.

B.	The filing of the Notice, including the Plan and the proposed organization certificates of the MHC and the Stock Bank with the Superintendent, and either the Superintendent will approve or disapprove the Plan within 60 days of submission of the Plan together with such information as the Superintendent requires.

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C.	Written approval by the Superintendent of the Plan, with such approval endorsed on the organization certificate that is filed with the Office of the Albany County Clerk.

D.	The filing of a Holding Company Application with the Federal Reserve pursuant to the BHCA for the Holding Company and MHC to become bank holding companies by owning or acquiring 100% of the common stock of the Stock Bank in the case of the Holding Company, and at least 51.0% of the Common Stock of the Holding Company in the case of the MHC, and the approval of such Holding Company Application by the Federal Reserve.

E.	The filing of the FDIC Notice with the FDIC, and the approval or non-objection of the FDIC Notice by the FDIC. In addition, the FDIC must approve any merger or transfer of assets and liabilities involving the Bank or an interim savings bank in connection with the Reorganization.

F.	Submission of the Plan to the Voting Depositors at the Special Meeting for approval pursuant to a proxy statement and form of proxy cleared in advance by the Bank Regulators, and such Plan is approved by: (i) a majority of the total votes eligible to be cast by the Voting Depositors either in person or by valid proxy; and (ii) 75% of the aggregate dollar amount of deposits of Voting Depositors represented at the Special Meeting either in person or by valid proxy.

G.	Receipt by the Bank of an opinion of the Bank’s counsel as to the federal income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

H.	Receipt by the Bank of an opinion of the Bank’s counsel or independent public accountant as to the New York income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

5.	Special Meeting of Depositors

After the approval of the Plan by the Bank Regulators, the Bank will schedule the Special Meeting. Promptly after receipt of regulatory approval of the Plan and at least 20 days, but not more than 45 days, before the Special Meeting, the Bank will distribute proxy solicitation materials to all Voting Depositors. The proxy solicitation materials will include a proxy statement and other documents authorized for use by the Bank Regulators. The Bank will make available a copy of the Plan to Voting Depositors upon request. The affirmative vote of at least (i) a majority of the total votes eligible to be cast by the Voting Depositors; and (ii) 75% of the aggregate dollar amount of deposits of the Voting Depositors represented at the Special Meeting either in person or by valid proxy is required for approval of the Plan. Voting may be in person or by proxy. Proxy voting may be via telephone and/or Internet. Each Voting Depositor will be entitled to cast one vote for each $100 of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting. The Bank will notify the Bank Regulators promptly of the actions of the Voting Depositors and will certify to the Superintendent the result of the vote taken at the Special Meeting.

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6.	Liquidation Rights

Following the Reorganization, each Eligible Account Holder and each Supplemental Eligible Account Holder will have an interest in the Liquidation Account established pursuant to this Plan so long as such Person remains a Depositor of the Stock Bank after the Reorganization. In addition, all Persons who become Depositors with the Stock Bank after the completion of the Reorganization will have liquidation rights with respect to the MHC to the same extent that Depositors had liquidation rights in the Bank prior to the completion of the Reorganization. In each case, no Person who ceases to be the holder of a Deposit Account with the Bank will have any liquidation rights with respect to the MHC. Borrowers of the Bank will not receive liquidation rights in the MHC in connection with any borrowings from the Bank.

7.	Conversion of MHC to Stock Form

Following the completion of the Reorganization and Stock Offering, the MHC may elect to undertake a Conversion Transaction in accordance with applicable laws. The Board of Trustees of the Bank has no current intention to conduct a Conversion Transaction, and there can be no assurance when, if ever, a Conversion Transaction would occur.

In a Conversion Transaction, it is expected that the MHC would merge with and into the Holding Company with the Holding Company as the resulting entity, followed by the merger of the Holding Company with and into a new stock holding company, with the new stock holding company as the resulting entity. Depositors of the Stock Bank would receive the right to subscribe for shares of common stock of the new stock holding company, which shares would represent the ownership interest of the MHC in the Holding Company immediately before the Conversion Transaction. The additional shares of common stock of the new stock holding company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an independent appraisal.

Any Conversion Transaction must be fair and equitable to Minority Stockholders. In any Conversion Transaction, the Minority Stockholders shall be entitled, without additional consideration, to maintain the same percentage ownership interest in the new stock holding company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately before the Conversion Transaction (i.e., the “Minority Ownership Interest”), subject to adjustment, if any, required by the Bank Regulators to reflect assets of the MHC, including any dividends paid to the MHC.

At the sole discretion of the Boards of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interests of Minority Stockholders other than as set forth in this Plan. If a Conversion Transaction does not occur, the MHC will always own a majority of the Voting Stock of the Holding Company.

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A Conversion Transaction would require the prior approval of the Department and the Federal Reserve, and would also require the approval of Depositors of the Stock Bank and the stockholders of the Holding Company, including the MHC. Federal regulations require that in any Conversion Transaction the Depositors of the Stock Bank will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

8.	Timing of the Reorganization and Sale of Capital Stock

The Bank intends to consummate the Reorganization and Stock Offering as soon as feasible following the receipt of all approvals referred to in Section 4 of this Plan. Subject to the approval of the Bank Regulators, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Depositors. The Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock will be conditioned upon approval of the Plan by the Voting Depositors at the Special Meeting. Subject to Bank Regulator approval, the Bank’s proxy solicitation materials may permit certain Depositors to return to the Bank, by a reasonable date certain, a postage paid card or other written communication requesting receipt of the prospectus if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering will be conducted in compliance with the Regulations and the securities offering regulations of the SEC.

9.	Number of Shares to be Offered

The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan will be determined initially by the Board of Trustees of the Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be issued and offered may be adjusted before the completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering may not exceed 49% of the Holding Company’s issued and outstanding shares of Common Stock.

10.	Independent Valuation and Purchase Price of Shares

All shares of Common Stock sold in the Stock Offering will be sold at a uniform purchase price per share determined prior to the commencement of the Stock Offering and may be no more than $40 per share and no less than $5 per share. The purchase price per share and number of shares to be outstanding will be determined by the Board of Directors of the Holding Company based on the estimated consolidated pro forma market value of the Holding Company and the Bank as determined for such purposes by the Independent Appraiser. The aggregate purchase price for the Common Stock will be consistent with the pro forma market value of the Holding Company and the Bank.

The Holding Company intends to offer for sale and issue up to 49.0% of its Common Stock in the Stock Offering, and the Board of Trustees of the Bank and Board of Directors of the Holding Company will fix the percentage of shares to be offered for sale prior to the commencement of the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Trustees of the Bank and the Board of Directors of the Holding Company.

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Before the commencement of the Stock Offering, an Estimated Valuation Range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors of the Holding Company at the time of the Stock Offering and consistent with applicable requirements set forth in the Regulations. In the event the aggregate purchase price of the Common Stock is below the minimum of the Estimated Value Range, or materially above the maximum of the Estimated Value Range, a resolicitation of subscribers may be required, provided that up to 15% increase above the maximum of the Estimated Value Range will be deemed not material and thus will not require a resolicitation. Any such resolicitation will be effected in such manner and within such time as the Bank and Holding Company establish, provided that all required regulatory approvals are obtained.

Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the Bank Regulators that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred that, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new price range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the Bank Regulators may permit.

The estimated market value of the Holding Company and the Bank will be determined by an Independent Appraiser based on such appropriate factors that are consistent with the applicable Regulations. The Common Stock to be issued in the Stock Offering will be fully paid and nonassessable.

If there is a Community Offering, Syndicated Community Offering or Firm Commitment Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering, Syndicated Community Offering or Firm Commitment Offering will be equal to the purchase price per share at which the Common Stock is sold to persons in the Subscription Offering. Shares sold in the Community Offering, Syndicated Community Offering or Firm Commitment Offering will be subject to the same limitations as shares sold in the Subscription Offering.

11.	Method of Offering Shares and Rights to Purchase Stock

In descending order of priority, the opportunity to purchase Common Stock in the Subscription Offering will be given to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and (4) Other Depositors. Any shares of Common Stock that are not subscribed for in the Subscription Offering may at the discretion of the Bank and the Holding Company be offered for sale in the Community Offering, the Syndicated Community Offering or the Firm Commitment Offering. The minimum purchase by any Person will be 25 shares. The Holding Company will determine in its sole discretion whether each prospective purchaser is a Resident, Associate, or Acting in Concert as defined in the Plan, and will interpret all other provisions of the Plan in its sole discretion. All such determinations may be based on whatever evidence the Holding Company chooses to use in making any such determination.

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In addition to the priorities set forth below, the Board of Trustees of the Bank may establish other priorities for the purchase of Common Stock, subject to the approval of the Bank Regulators. The priorities for the purchase of shares in the Stock Offering are as follows:

A.	Subscription Offering

Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $150,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date and subject to the provisions of Section 12; provided, that the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess will be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription Order Form all accounts in which he had an ownership interest as of the Eligibility Record Date. Officers and trustees of the Bank, and their Associates, may qualify as Eligible Account Holders. However, if an officer or trustee of the Bank, or his or her Associate, receives subscription rights based on increased deposits at the Bank in the year before the Eligibility Record Date, subscription rights based upon these increased deposits are subordinate to the subscription rights of other Eligible Account Holders.

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Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans will be given the opportunity to purchase, in the aggregate, up to 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company subject to the maximum purchase limitations applicable to such plans as set forth herein, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans after the closing of the Stock Offering. If the final valuation exceeds the maximum of the Offering Range, up to 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering may be sold to the Tax-Qualified Employee Plans notwithstanding any oversubscription by Eligible Account Holders, subject to FDIC non-objection.

Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder will receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $150,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date and subject to the provisions of Section 12; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceeds the total shares offered in the Stock Offering, the subscriptions of Supplemental Eligible Account Holders will be allocated among subscribing Supplemental Eligible Account Holders to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposits on the Supplemental Eligibility Record Date bears to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess will be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. Trustees and Officers do not qualify as Supplemental Eligible Account Holders.

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Priority 4: Other Depositors. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Depositor shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to $150,000, provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. In the event Other Depositors subscribe for a number of shares which, when added to the shares subscribed for by the Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, exceeds the total number of shares offered in the Stock Offering, the subscriptions of such Other Depositors will be allocated among subscribing Other Depositors on a pro rata basis based on the size of such Other Depositors’ orders.

B.	Community Offering

Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in the Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering, if any, will be for a period of not more than 45 days, unless extended by the Holding Company and the Bank, and will begin concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use one or more investment banking firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm(s) for shares sold by such firm(s) in the Subscription and Community Offerings and may reimburse such firm(s) for expenses incurred in connection with the sale. No Person may purchase more than $150,000 of Common Stock in the Community Offering, subject to the overall purchase limitations set forth in Section 12. If orders for shares of Common Stock in the Community Offering exceed the number of shares available for sale, then shares will be allocated (to the extent shares remain available) first, to cover orders of natural persons residing in the Community, and, then, to the extent any shares remain available, to cover orders of other members of the general public on a basis that will promote a widespread distribution of the Common Stock. If orders for shares of Common Stock in each of these categories exceed the number of shares available for sale within such category, then orders will first be filled up to a maximum of 2% of the shares sold in the Stock Offering, and thereafter remaining shares will be allocated on an equal number of shares basis per order.

The Bank and the Holding Company, in their sole discretion, may reject orders, in whole or in part, received from any Person in the Community Offering.

C.	Syndicated Community Offering or Firm Commitment Offering

If feasible, any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures, including the timing of the offering, as may be determined by the Bank and the Holding Company, subject to the right of the Holding Company, in its sole discretion, to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering would begin as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering will be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $150,000 of Common Stock in the Syndicated Community Offering, subject to the overall purchase limitations set forth in Section 12.

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Alternatively, if feasible, the Board of Trustees may determine to offer any shares of Common Stock sold in the Subscription Offering and any Community Offering for sale in a Firm Commitment Offering subject to such terms, conditions and procedures as may be determined by the Bank and the Holding Company, subject to the right of the Holding Company, in its sole discretion, to accept or reject in whole or in part any orders in the Firm Commitment Offering. Provided the Subscription Offering has begun, the Holding Company may begin the Firm Commitment Offering at any time. Any Firm Commitment Offering will be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $150,000 of Common Stock in the Firm Commitment Offering, subject to the overall purchase limitations set forth in Section 12.

If, for any reason, a Syndicated Community Offering or a Firm Commitment Offering for the shares of Common Stock not sold in the Subscription Offering or any Community Offering cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Board of Directors of the Holding Company and the Board of Trustees of the Bank will seek to make other arrangements for the sale of unsubscribed shares aggregating at least the minimum of the Offering Range. Such other arrangements will be subject to the receipt of any required approvals of the Bank Regulators.

12.	Additional Limitations on Purchases of Common Stock

Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

A.	The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than MHC at the close of the Stock Offering may not exceed 49% of the Holding Company’s total outstanding Common Stock.

B.	The maximum purchase of Common Stock in the Subscription Offering by a Person or group of Persons through a single Deposit Account is $150,000. No Person by himself, with an Associate or group of Persons Acting in Concert, may purchase more than $300,000 of the Common Stock offered in the Stock Offering except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the Stock Offering, provided that the total number of shares purchased by Persons, their Associates and those Persons with whom they are Acting in Concert, to the extent such purchases exceed 5% of the shares sold in the Stock Offering, may not exceed, in the aggregate, 10% (or such higher percentage as may be determined by the Board of Trustees of the Bank with the approval of the Bank Regulators) of the total number of the shares sold in the Stock Offering; (ii) the Tax-Qualified Employee Plans may purchase, in the aggregate, up to 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering; and (iii) for purposes of this subsection 12.B, shares to be held by any Tax-Qualified Employee Plan and attributable to a Person will not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

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C.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company or 4.9% of the stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

D.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Plans and any one or more Non-Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company or 4.9% of the stockholders’ equity of the Holding Company at the conclusion of the Stock Offering, provided, however, if the Holding Company’s tangible capital ratio equals at least 10% at the time of implementation of such plans, the Tax-Qualified and Non-Tax Qualified Employee Plans may purchase in the aggregate up to 5.88% of the outstanding shares of Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

E.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more restricted stock plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 1.47% of the outstanding shares of Holding Company Common Stock or 1.47% of the Holding Company’s stockholders’ equity at the conclusion of the Stock Offering; provided, however, if the Holding Company tangible capital ratio equals at least 10% at the time of implementation of the plans, any restricted stock plans may purchase in the aggregate up to 1.96% of the outstanding shares of Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

F.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by one or more stock option plans, exclusive of any Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Holding Company Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

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G.	The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by all stock option plans and restricted stock plans or acquired by all Management Persons and their Associates in the secondary market, may not exceed 25% (or such higher percentage as may be set by the Board of Directors with the approval of the Bank Regulators) of the outstanding shares of Common Stock or 25% of the stockholders’ equity of the Holding Company held by persons other than the MHC at the conclusion of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan that are attributable to such persons will not be counted.

H.	The amount of common stock that may be encompassed under all stock option plans and restricted stock plans of the Holding Company may not exceed, in the aggregate, 25% of the outstanding shares of Common Stock of the Holding Company held by persons other than the MHC at the conclusion of the Stock Offering.

I.	Notwithstanding any other provision of this Plan, no Person will be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

J.	The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Board of Directors of the Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

K.	A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Stock Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement will be reduced to such number of shares which when multiplied by the price per share will not exceed $500, as determined by the Board.

Subscription rights afforded by this Plan and by Bank Regulator requirements, are non-transferable. No Person may transfer, offer to transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any subscription rights under this Plan. No Person may transfer, offer to transfer or enter into an agreement or understanding to transfer legal or beneficial ownership of any shares of Common Stock except pursuant to this Plan.

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Each Person purchasing Common Stock in the Stock Offering will be deemed to confirm that such purchase does not conflict with the purchase limitations in the Plan. All questions concerning whether any Persons are Associates or a group Acting in Concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provisions of this Plan shall be determined by the Bank in its sole discretion. Such determination shall be conclusive, final and binding on all Persons, and the Bank may take any remedial action including, without limitation, rejecting the purchase or referring the matter to the Bank Regulators for action, as the Bank may in its sole discretion consider appropriate.

13.	Payment for Common Stock

All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank or an agent of the Bank, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or before the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares of Common Stock during the Subscription Offering, such plans may pay for such shares upon consummation of the Stock Offering. The Holding Company or the Bank may make scheduled discretionary contributions to the ESOP provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirements.

Payment for Common Stock must be made by either a personal check, a bank draft or a money order or, if a purchaser has a Deposit Account, the purchaser’s authorization of withdrawal from the purchaser’s Deposit Account in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, will be without any premature withdrawal penalty. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate will be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank’s passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the Bank Regulators) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share set forth in the Order Form. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect.

Subscription funds received before the completion of the Stock Offering will be held in a segregated deposit account at the Bank or, in the Bank’s discretion, at another federally insured depository institution. The Bank will pay interest on subscription funds made by personal check, bank draft or money order at a rate no less than the Bank’s passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If, for any reason, the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, such amounts will be refunded by canceling the authorization for withdrawal.

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14.	Manner of Exercising Subscription Rights Through Order Forms

As soon as practicable after the prospectus prepared by the Holding Company has been declared effective by the SEC, and the Bank Regulators have approved the Reorganization and Stock Offering, copies of the prospectus and Order Forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, Other Depositors and the Tax-Qualified Employee Plans at their last known addresses appearing on the records of the Bank to subscribe for shares of Common Stock in the Subscription Offering and will be made available for use by those other persons to whom a prospectus is delivered.

Each Order Form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

A.	A specified date by which all Order Forms must be received by the Bank, which date will be not less than 20, nor more than 45 days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

B.	The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

C.	A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

D.	Instructions as to how the recipient of the Order Form must indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

E.	An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus before the execution of the Order Form;

F.	A statement indicating the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed Order Form, together with a personal check, bank draft or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber’s Deposit Account at the Bank);

G.	A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

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H.	Certain legends stating that subscription rights may not be transferred and the shares of the Common Stock are not deposits and are not insured or guaranteed by the federal government, and a certification stating that the subscriber is purchasing the shares for his or her own account.

The Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimiled Order Forms.

15.	Undelivered, Defective or Late Order Form; Insufficient Payment

If an Order Form (a) is not delivered and is returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) is not received back by the Bank or is received by the Bank after the expiration date specified thereon, (c) is defectively completed or executed, (d) is not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) is not mailed pursuant to a “no mail” order placed in effect by the account holder, then, in each case, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, that the Bank may, but is not required to, waive any immaterial irregularity on any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Bank Regulators.

16.	Completion of the Stock Offering

The Stock Offering will terminate if not completed within 90 days from the date on which the Department and FDIC approve the Plan, unless the Department or FDIC approves an extension of the Stock Offering.

17.	Market for Common Stock

Upon completion of the Stock Offering, the Holding Company will use its best efforts to:

(i)	encourage and assist a Market Maker to establish and maintain a market for that class of stock; and

(ii)	list that class of stock on a national or regional securities exchange, or on the Nasdaq quotation system.

18.	Stock Purchases by Management Persons After the Stock Offering

For a period of three years after the consummation of the Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the Bank Regulators, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing will not apply to purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan even if such stock is attributable to Management Persons or their Associates.

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19.	Resales of Stock by Directors and Officers

Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death or judicial declaration of incompetency of a Management Person or an Associate. Each certificate will bear a legend giving appropriate notice of this restriction. Appropriate instructions will be issued to the Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, will be subject to the same restrictions as apply to the restricted stock.

20.	Restriction on Financing Stock Purchases

The Holding Company and the Bank will not loan funds to any Person to purchase Common Stock in the Stock Offering, and will not knowingly offer or sell any of the Common Stock to any Person whose purchase would be financed by funds loaned to the Person by the Holding Company, the Bank or any Affiliate.

21.	Stock Benefit Plans

A.       The Holding Company and the Bank are authorized to implement Tax-Qualified Employee Plans in connection with the Reorganization and Stock Offering, and this Plan authorizes one or more existing as well as new Tax-Qualified Employee Plans including, without limitation, the ESOP, to purchase a number of shares equal to up to 4.9% of the Holding Company’s outstanding shares of Common Stock upon completion of the Stock Offering. Such purchases may be made in the Stock Offering or purchased by the Holding Company thereafter in the open market.

B.       The Holding Company and the Bank also are authorized to implement stock option plans, restricted stock plans, and other Non-Tax-Qualified Employee Plans no sooner than six months after the completion of the Reorganization and Stock Offering, and the Holding Company intends to implement such plans for the benefit of employees, officers and directors of the Stock Bank or Holding Company after the completion of the Reorganization and Stock Offering, subject to any necessary stockholder approvals. This Plan specifically authorizes the grant and issuance by the Holding Company, no earlier than six months after the completion of the Stock Offering, of (i) awards of Common Stock pursuant to one or more stock recognition and award plans (“Recognition Plans”) in an amount equal to up to 1.96% of the Holding Company’s outstanding shares of common stock upon completion of the Stock Offering (and in a greater amount if the Recognition Plans are implemented more than one year after the completion of the Stock Offering in accordance with applicable law), and (ii) options to purchase a number of shares of Common Stock pursuant to one or more stock option plans in an amount equal to up to 4.9% of the outstanding shares of Common Stock of the Holding Company upon completion of the Stock Offering (and a greater amount if the stock option plans are implemented more than one year after the completion of the Stock Offering in accordance with applicable law).

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22.	Post-Reorganization Filing and Market Making

There may be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock indefinitely. Upon completion of the Stock Offering, the Holding Company will register the Common Stock with the SEC pursuant to the Exchange Act, and will undertake not to deregister the Common Stock for a period of three years thereafter.

23.	Liquidation Account

At the time of the Reorganization, the Bank will establish a Liquidation Account in an amount equal to the Bank’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. Following the Reorganization, the Liquidation Account will be maintained by the Bank for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to his Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance in relation to his or her Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, respectively, or to such balance as it may be subsequently reduced, as hereinafter provided.

In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then adjusted subaccount balance for his or her Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank’s or Holding Company’s capital stock. No merger, consolidation, purchase of bulk assets with assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution will be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account will be assumed by the surviving institution.

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder will be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, respectively. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate initial subaccount balances will be determined based on the Qualifying Deposits in such Deposit Account on each such record date. Such initial subaccount balance will not be increased, but will be subject to downward adjustment as described below.

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If, at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of the Reorganization and Stock Offering, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements after the Eligibility Record Date or Supplemental Eligibility Record Date; or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, the subaccount balance for such Deposit Account will be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. If there is such downward adjustment, the subaccount balance will not be subsequently increased notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount balance will be reduced to zero. The creation and maintenance of the Liquidation Account will not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank will not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below the amount required for the Liquidation Account.

24.	Payment of Dividends and Repurchase of Stock

The Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would reduce the regulatory capital of the Holding Company to a level below any applicable regulatory capital requirement or below the amount required for the Liquidation Account. Otherwise, the Holding Company may declare dividends or make other capital distributions subject to compliance with any applicable Regulations. Following completion of the Stock Offering, the Holding Company may repurchase its Common Stock so long as such repurchases do not reduce the regulatory capital of the Holding Company to a level below any applicable regulatory capital requirements or below the amount required for the Liquidation Account. The Holding Company will comply with any applicable laws and regulations in connection with the repurchase of any shares of its Common Stock following completion of the Stock Offering. The MHC may from time to time purchase Common Stock of the Holding Company, subject to compliance with any applicable Regulations. Subject to any notice or approval requirements of the Federal Reserve, the MHC may waive its right to receive dividends declared by the Holding Company.

25.	Contribution to the Foundation

As part of the Reorganization, the Holding Company and the Bank intend to donate shares of Common Stock and cash to the Foundation, in such amounts, subject to regulatory limits, as approved by the Board of Trustees. This contribution to the Foundation is intended to enhance the Bank’s existing community reinvestment activities, and to share with the communities in which the Bank conducts its business a part of the Bank’s financial success as a community oriented financial services institution. The contribution of Common Stock to the Foundation may further this goal as it may enable the community to share in the growth and profitability of the Holding Company and the Bank over the long term.

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The Foundation is dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair market value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and to maintain its qualification under Code Section 501(c)(3), the Foundation may sell, on an annual basis, a portion of the Foundation Shares.

For a period of five years following the Reorganization, except for temporary periods resulting from death, resignation, removal or disqualification, (i) at least one director of the Foundation will be an independent director who is unaffiliated with the Holding Company and the Bank, who is from the Bank’s local community and who has experience with local community charitable organizations and grant making, and (ii) at least one director must be a person who is also a member of the Board of Directors of the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation, including a conflicts of interest policy, consistent with the stated purposes of the Foundation.

The contribution to the Foundation as part of the Reorganization must be approved by a majority of the total number of votes eligible to be cast by Voting Depositors. The decision to proceed with the formation and/or grant of Common Stock and/or cash to the Foundation will be at the sole discretion of the Board of Trustees. If the Foundation is not approved by Voting Depositors, the Common Stock that would have been contributed to the Foundation as part of the Reorganization will be issued to the MHC.

26.	Reorganization and Stock Offering Expenses

In accordance with the regulations of the FDIC and the Department, the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

27.	Employment and Other Severance Agreements

Prior to, concurrently with or following the completion of the Stock Offering, the Bank and/or the Holding Company may enter into or amend existing employment and/or severance arrangements with one or more executive officers of the Bank and/or the Holding Company. The Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers, which provide for the payment of severance compensation in the event of a change in control of the Bank and/or the Holding Company. The material terms of such employment and severance arrangements, if implemented, would be described in the prospectus circulated in connection with the Stock Offering and would be subject to and comply with all applicable Regulations of the Bank Regulators.

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28.	Residents of Foreign Countries and Certain States

The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country or resides in a state of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

29.	Interpretation

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the Bank will be final, subject to the authority of the Bank Regulators.

30.	Amendment or Termination of the Plan

If necessary or desirable, the terms of the Plan may be substantially amended by a majority vote of the Board of Trustees of the Bank as a result of comments received from the Bank Regulators, or otherwise, at any time before the solicitation of proxies and submission of the Plan and proxy materials to a vote of the Voting Depositors. At any time after the solicitation of proxies and submission of the Plan and proxy materials to a vote of the Voting Depositors, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Trustees of the Bank only with the concurrence of the Bank Regulators. The terms of the Plan relating to the Stock Offering, including, without limitation, Sections 8 through 29, may be amended by a majority vote of the Board of Trustees of the Bank as a result of comments received from the Bank Regulators, or for any other reason, at any time before the approval of the Plan by the Bank Regulators, and at any time thereafter with the concurrence of the Bank Regulators. The Plan may be terminated by a majority vote of the Board of Trustees of the Bank at any time before the earlier of the approval of the Plan by the Bank Regulators and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Trustees of the Bank at any time thereafter with the concurrence of the Bank Regulators. In its discretion, the Board of Trustees of the Bank may modify or terminate the Plan upon the order of the Bank Regulators without a resolicitation of proxies or another meeting of the Voting Depositors; however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting will require a resolicitation of Voting Depositors. Failure of the Voting Depositors to approve the Plan will terminate the Plan. This Plan will terminate if the Reorganization and Stock Offering are not completed within 24 months from the date upon which the Superintendent approves the Plan.

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EXHIBIT A

Organizational Certificate and Bylaws of the Stock Bank

AMENDED AND RESTATED ORGANIZATION CERTIFICATE
OF

PIONEER BANK

Under Section 8007 of the Banking Law

We, the undersigned, Thomas L. Amell, President and Chief Executive Officer, and Frank C. Sarratori, Secretary, of Pioneer Bank, do hereby certify that:

1.            The name of the corporation is Pioneer Bank. The name under which the corporation was originally formed was Pioneer Savings Bank.

2.            The corporation was chartered by Special Act of the New York Legislature, Chapter 340 of the Laws of 1871, on January 1, 1889.

3.            The Organization Certificate of the corporation, as heretofore amended and restated, is hereby amended and restated, in connection with the conversion of the corporation from a mutual savings bank to a capital stock savings bank (the “Conversion”), to reflect (i) the authorization of shares of common stock and preferred stock, (ii) provisions in effect for three (3) years after the completion of the Conversion that prohibit a person from offering to acquire or acquiring beneficial ownership of more than 10% of any class of equity security of the corporation without prior regulatory approval, that prohibit stockholders from cumulating their votes for the election of directors of the corporation, and that provide that special meetings of stockholders shall only be called upon the direction of the Board of Directors of the corporation, (iii) the establishment of a liquidation account in connection with the Conversion in accordance with the applicable regulations of the Superintendent of Financial Services, and (iv) a provision with respect to indemnification of directors, officers and employees of the corporation, and, as so amended and restated, the Organization Certificate of the corporation is hereby amended and restated to read as herein set forth in full:

“ORGANIZATION CERTIFICATE
OF
PIONEER BANK

First. The name by which the savings bank (the “Savings Bank”) is to be known is: Pioneer Bank.

Second. The place where the principal office of the Savings Bank is to be located is: 652 Albany Shaker Road, Albany, NY 12211.

Third. The amount of capital stock of the Savings Bank is to be eleven thousand dollars ($11,000.00), and the number of shares into which such capital stock is to be divided is eleven thousand (11,000) shares with a par value of $1.00 each.

Fourth. The shares are to be classified as preferred and common.

(a)	The number and par value of the shares to be included in each class are as follows:

(i)	Ten thousand (10,000) shares are classified as common stock, having a par value of one dollar ($1.00) per share; and

(ii)	One thousand (1,000) shares are classified as preferred stock, having a par value of one dollar ($1.00) per share.

(b)	All of the designations, preferences, privileges and voting powers of the shares of each class, and the restrictions qualifications thereof are as follows:

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The shares may be issued from time to time as authorized by the board of directors without the approval of its stockholders, except as otherwise provided in this Section Fourth or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par or stated value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Savings Bank), labor, or services actually performed for the Savings Bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Savings Bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Savings Bank that is transferred to common stock and paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. Accounting for the stock dividend should comply with the Instructions for Preparation of Consolidated Reports of Condition and Income (Call Report), as prescribed by Federal law. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank which may be issued.

Except for shares issued in the initial organization of the Savings Bank or in connection with the conversion of the Savings Bank from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Savings Bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Fourth Section (or in any amendments hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share, and there shall be no cumulative voting for the election of directors; provided, that this restriction on voting separately by class or series shall not apply:

(i)	To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii)	To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Savings Bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Savings Bank if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the New York State Department of Financial Services (the “Department”) or the Federal Deposit Insurance Corporation; or

(iii)	To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Fourth Section (or in any amendments hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank in a merger or consolidation for the Savings Bank, shall not be considered to be such an adverse change.

Common stock. Except as provided in this Fourth Section (or in any amendments hereto) the holders of common stock shall exclusively possess all voting power.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

2

In the event of any liquidation, dissolution, or winding up of the Savings Bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Savings Bank available for distribution remaining after: (i) payment or provisions for payment of the Savings Bank’s debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Savings Bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

Preferred stock. The Savings Bank may provide in amendment(s) to this Organization Certificate for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in an amendment to this Organization Certificate. All shares of the same class shall be identical, except as to the following relative rights and preferences, as to which there may be variations between different series:

(i)	The distinctive serial designation and the number of shares constituting such series;

(ii)	The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(iii)	The voting powers, full or limited, if any, of shares of such series;

(iv)	Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(v)	The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Savings Bank;

(vi)	Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(vii)	Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Savings Bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(viii)	The price or other consideration for which the shares of such series shall be issued; and

(ix)	Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The board of directors shall have authority to divide, by the adoption of an amendment to this Organization Certificate, any authorized class of preferred stock into series and, within the limitations set forth in this Fourth Section and the remainder of this Organization Certificate, fix and determine the relative rights and preferences of the shares of any series so established.

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Before the issuance of any preferred shares of a series established by an amendment to this Organization Certificate adopted by the board of directors, the Savings Bank shall file with the Department a dated copy of that amendment to this Organization Certificate establishing and designating the series and fixing and determining the relative rights and preferences thereof.

(c)	The number of shares of common stock which are to be reserved for issuance in exchange for preferred shares or otherwise to replace any capital stock represented by preferred shares is: none.

Fifth. The term of existence of the Savings Bank is to be perpetual.

Sixth. The number of directors of the Savings Bank is to be not less than seven (7) nor more than thirty (30).

Seventh. Notwithstanding anything contained in the Savings Bank’s Organization Certificate or Bylaws to the contrary, for a period of three (3) years from the date of completion of the conversion of the Savings Bank from mutual to stock form, the following provisions shall apply:

A.           Beneficial Ownership Limitation. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of the Savings Bank without the prior written approval of the Department and, if applicable, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System. This limitation shall not apply to a transaction in which the Savings Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or a conversion to stock form by Pioneer Bancorp, MHC, the purchase of shares by underwriters in connection with a public offering, or the purchase of less than 25% of a class of stock by a tax-qualified employee stock benefit plan of the Savings Bank.

If shares are acquired in violation of this Seventh Section, all shares beneficially owned by any person in excess of 10% shall be considered “excess shares” and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

For the purposes of this Seventh Section, the following definitions apply:

(1)	The term “person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Savings Bank.

(2)	The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(3)	The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law, or otherwise.

(4)	The term “acting in concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

B.           Cumulative Voting Limitation. Stockholders shall not be permitted to cumulate their votes for election of directors.

C.           Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Savings Bank or amendments to its Organization Certificate shall be called only upon direction of the Board of Directors.

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Eighth. Under the banking regulations of the Department, the Savings Bank shall establish and maintain a liquidation account for the benefit of its eligible account holders as of December 31, 2017 and _______________. If the Savings Bank undergoes a complete liquidation, the Savings Bank shall comply with the regulations of the Department with respect to the amount and priorities on liquidation of each deposit account holder’s interests in the liquidation account. An eligible account holder’s interest in the liquidation account does not entitle the eligible account holder to any voting rights.

Ninth. The Savings Bank shall indemnify current and former directors, officers and employees to the fullest extent authorized or permitted by law against fines, judgments, penalties, settlements and reasonable costs and expenses, including reasonable attorney’s fees, incurred or to be incurred in any pending or future legal action, suit, proceeding or claim, civil, criminal or administrative, in which a director, officer or employee is involved or is named as a party, or is threatened to be made a party, and which arises out of, or is related to, their services on behalf of the Savings Bank, provided such director, officer or employee acted in good faith for purposes which he or she reasonably believed to be in the best interests of the Savings Bank and, in criminal actions or proceedings, had no reasonable cause to believe that his/her conduct might be unlawful. Expenses, including attorney fees, reasonably incurred by the indemnitee in defending a civil, criminal or administrative action, suit or proceeding shall be paid by the Savings Bank to the indemnitee or on his or her behalf, in advance of the final disposition of such action, suit or proceeding, unless at any time after a request for indemnification the Savings Bank by a majority vote of the board of directors declines to authorize such advance payment of expenses to the indemnitee or the advance payment is prohibited by applicable law or regulations, or orders issued by governmental agencies with authority to issue such orders against the Savings Bank, provided, however, such advances shall be made only upon receipt of an undertaking from the indemnitee to repay to the Savings Bank the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized by this section and applicable laws.

Tenth. Any proposed amendment to the Restated Organization Certificate shall, if required under applicable law, be submitted to the Superintendent of Financial Services and, upon the Superintendent’s written approval thereof, shall be posted in a conspicuous place in the office of the Savings Bank for thirty (30) days. Thereafter, such proposed amendment may be incorporated into the Restated Organization Certificate by being duly adopted by a majority vote of the board of directors of the Savings Bank and approved by the affirmative vote of the holders of at least a majority of the total votes eligible to be cast at a meeting of stockholders of the Savings Bank.

4.        This amendment and restatement to the Organization Certificate was approved by a majority of the entire Board of Trustees of Pioneer Savings Bank at a meeting held on _______, 2019, and by 75% in amount of deposit liabilities, represented in person or by proxy, at a special meeting of depositors of Pioneer Savings Bank held on ________, 2019.

[Signature page immediately follows]

5

IN WITNESS WHEREOF, we have made, signed and verified this Certificate as of this _____ day of _____________, 2019.

Thomas L. Amell
President and Chief Executive Officer

Frank C. Sarratori
Secretary

STATE OF NEW YORK
COUNTY OF ALBANY

Sworn/affirmed before me and witness my
hand and seal this ____ day of ________, 2019

Notary Public

My Commission Expires:

(NOTARY SEAL)

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PIONEER BANK

STOCK BYLAWS

ARTICLE I. PRINCIPAL OFFICE

The principal office of Pioneer Bank (the “Bank”) shall be located at 652 Albany-Shaker Road, Albany, NY 12211.

ARTICLE II. STOCKHOLDERS

Section 1. Place of Meetings.

All annual meetings of stockholders shall be held in the city, town or village in which the principal office of the Bank is located. All special meetings of stockholders shall be held at the principal office of the Bank or at such other place in the state in which the principal place of business of the Bank is located as the Board of Directors may determine.

Section 2. Annual Meeting.

A meeting of the stockholders of the Bank for the election of directors and for the transaction of any other appropriate business of the Bank shall be held within the first five months after the end of each fiscal year.

Section 3. Special Meetings.

Special meetings of stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board of Directors or by majority of the Whole Board of Directors. The term “Whole Board of Directors” shall mean the number of authorized directorships, whether or not there are any vacancies in any previously authorized directorships.

Section 4. Conduct of Meetings.

The Chairman of the Board of Directors shall preside at all meetings, and in his or her absence, a person designated by a majority of the Board of Directors shall preside at all meetings. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulations of the manner of voting and the conduct of discussion as seem to him in order.

Section 5. Notice of Meetings.

Written notice stating the place, day and hour of the meeting, who called the meeting if it is not an annual meeting, and the purpose(s) for which the meeting is called shall be delivered not fewer than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by U.S. mail, by or at the direction of the Chairman of the Board of Directors, the Secretary, or the Board of Directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the stockholder at their address as it appears in the stock transfer books or records of the Bank as of the record date prescribed in Section 7 of Article II or at such other address as the stockholders shall have furnished in writing to the Secretary of the Bank, with postage prepaid. When any stockholders’ meeting, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if, after an adjournment, the Board of Directors fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record as of the new record date.

Section 6. Waiver of Notice.

Notice of any annual or special meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting before the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

Section 7. Fixing the Record Date.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting or stockholders entitled to receive payment for any dividend or allotment of any rights, or in order to make a determination of stockholders for any proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than fifty (50) days and, in case of a meeting of stockholders, not fewer than ten (10) days, before the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 8. Voting Lists.

A list of stockholders as of the record date, certified by the officer responsible for its preparation or by a transfer agent of the Bank, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the person challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

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Section 9. Quorum.

A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. The stockholders present at a duly organized meeting in which a quorum was present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The existence of a quorum at any meeting, or the existence of a duly organized meeting at which enough stockholders have withdrawn from such meeting to constitute less than a quorum, however, shall not serve to amend, alter or modify any provisions in the Bank’s Organization Certificate or these Bylaws which require the vote of more than a majority of the outstanding shares entitled to vote at a duly organized meeting.

Section 10. Proxies.

At all meetings of stockholders, a stockholder, entitled to vote at such meeting, may vote by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact. Proxies solicited on behalf of the management of the Bank shall be voted as directed by the stockholder or, in the absence of such direction, as determined by the Board of Directors. No proxy shall be valid more than eleven (11) months from the date of its execution except as otherwise provided in the proxy.

Section 11. Voting of Shares in the Name of Two or More Persons.

When ownership stands in the name of two (2) or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one (1) or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting.

Section 12. Voting of Shares by Certain Holders.

Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator, committee, or other fiduciary, except a trustee, may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name. Shares held by a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his or her name as trustee or into the name of his or her nominee. Shares held by and under the control of a receiver may by voted by such receiver without the transfer into his or her name, if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

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A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee or nominee of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Bank nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is beneficially owned by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 13. Cumulative Voting.

Stockholders shall not be entitled to cumulate their votes for the election of directors.

Section 14. Nominations.

The Board of Directors, or the Nominating/Corporate Governance Committee of the Board, shall select the nominees for election as directors of the Bank. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve as a nominee, the Board of Directors or the Nominating/Corporate Governance Committee of the Board shall deliver written nominations to the Secretary of the Bank at least twenty (20) days before the date of the annual meeting. Provided the Board of Directors, or the Nominating/Corporate Governance Committee of the Board, makes such nominations, no nominations for directors except those made by the Board of Directors or such committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary of the Bank at least thirty (30) days before the date of the annual meeting. Ballots bearing the names of all persons nominated by the Nominating/Corporate Governance Committee of the Board or the Board of Directors and stockholders shall be provided for use at the annual meeting.

Section 15. New Business.

Any new business to be taken up at an annual meeting shall be stated in writing and filed with the Bank at least forty-five (45) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least forty-five (45) days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

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Section 16. Informal Action by Stockholders.

Any action required to be taken at a meeting of stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if consent in writing setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Responsibilities, Number of Directors.

The business and affairs of the Bank shall be under the direction of its Board of Directors. The Board of Directors shall consist of not less than seven (7) nor more than twenty (20) directors, except that the number of directors may be decreased to a number less than seven (7) or increased to a number greater than twenty (20) if approved by the New York State Department of Financial Services. Within the foregoing limits, the number of directors shall be determined by resolution of the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot each year at the annual meeting of stockholders.

Section 2. Qualifications.

(a)          Each director shall be at least eighteen (18) years of age and all of the directors shall be citizens of the United States at the time of their election and during their continuance in office.

(b)          No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors if such person is: (i) at the same time, a director, trustee, officer, employee or ten percent (10%) or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than an affiliate of the Bank, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Bank or any of its affiliates; (ii) does not agree in writing to comply with all of the Bank’s policies applicable to directors including but not limited to its confidentiality policy; (iii) does not confirm in writing that he or she is not a party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the Board of Directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director; (iv) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board of Directors under this Section 2 of Article III; or (v) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the directors, partners, trustees, or ten percent (10%) stockholders would not be eligible for election or appointment to the Board of Directors under this Section 2 of Article III. For purposes of this Section 2 of Article III, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §303.81 or any successor provision.

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(c)          The Board of Directors shall have the power to construe and apply the provisions of this Section 2 of Article III and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

(d)          The qualifications for directors set forth in Section 246 of the New York Banking Law and the restrictions upon directors set forth in Section 247 of the New York Banking Law shall be inapplicable.

Section 3. Regular Meetings.

An annual meeting of the Board of Directors for the election of officers shall be held, without notice other than these Bylaws, immediately after, and at the same place as, the annual meeting of stockholders of the Bank, or at such other time or place within twenty five (25) days following the annual meeting of stockholders as the Board of Directors may fix by resolution. The Board of Directors shall hold at least ten (10) regular meetings per year and shall be required to meet at least twice during any three (3) consecutive months during the calendar year. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without notice other than such resolution, provided, however, that unless otherwise provided, the regular meeting of the Board of Directors shall be held on the third Tuesday of the month in which a board meeting is convened at 9:00 a.m., or at such time as it may designate due to special circumstances.

Section 4. Special Meetings.

Special meetings of the Board of Directors may be called at any time by or at the request of the Chairman, if one has been elected, or by the Chief Executive Officer. Special meetings of the Board of Directors shall also be convened by the Secretary upon the written request of at least one-third (1/3) of the directors then holding office. The person authorized to call special meetings of the Board of Directors shall give notice of such meetings in the manner prescribed by these Bylaws and may fix any place, within or without the Bank’s regular business area, as the place for holding any special meeting of the Board of Directors called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

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Section 5. Conduct of Meetings.

Meetings of the Board of Directors shall be presided over by the Chairman, if a Chairman has been elected by the Board of Directors. If a Chairman has not been elected by the Board of Directors or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the most recent past Chairman of the Board of Directors. If such person is absent or otherwise unable to preside over the meeting, the majority of the directors present at the meeting in which a quorum is present shall designate a presiding person from among the members of the Board of Directors in attendance. The Secretary, or in the absence or disability of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as a secretary of the meeting. The Chairman (or other presiding person) shall conduct all meetings of the Board of Directors in accordance with the best interests if the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board of Directors meetings. Any director may only once per calendar year, unless otherwise authorized by an affirmative vote of at least three quarters (3/4) of the Whole Board of Directors, participate in a meeting of the Board of Directors or committee thereof by means of a conference telephone or communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

Section 6. Notice of Meeting; Waiver of Notice.

Except as otherwise provided herein, at least forty-eight (48) hours’ notice of meetings shall be given to each director and may be given in writing, in person or by telephone, telegraph, telex, facsimile, e-mail, or other electronic transmission. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any such mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Bank, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting if the director does not protest, prior thereto or at its commencement, the lack of notice to such director.

Section 7. Quorum and Voting Requirements.

A quorum at any meeting of the Board of Directors shall consist of not less than a majority of the Whole Board of Directors or such greater number as shall be required by law, these Bylaws or the Organization Certificate of the Bank. If less than a quorum is present, the majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Organization Certificate of the Bank or these Bylaws, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board of Directors.

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Section 8. Resignation.

Any director may resign at any time by sending a written notice of such resignation to the principal office of the Bank addressed to the Chairman, if one has been elected, or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 9. Removal.

Notwithstanding any other provision of the Organization Certificate of the Bank or these Bylaws, any director may be removed at any time with or without cause, upon the affirmative vote of the holders of record of not less than eighty percent (80%) of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose. A director may also be removed by the Board of Directors pursuant to the New York Banking Law and in accordance with the procedures contained therein or upon a director’s unexcused absence from (i) three (3) consecutive regularly scheduled meetings of the Board of Directors or (ii) five (5) regularly scheduled meetings of the Board of Directors in any fiscal year of the Bank. A director shall be deemed to have vacated his or her office upon the occurrence of certain events and/or conditions as set forth in the New York Banking Law.

Section 10. Vacancies.

Subject to the limitations prescribed by law, the Organization Certificate of the Bank and these Bylaws, all vacancies in the office of the director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled by the stockholders, except that vacancies not exceeding one-third (1/3) of the Whole Board of Directors may be filled by the affirmative vote of at least three quarters (3/4) of the Whole Board of Directors. No person shall be elected a director unless nominated at a regular or special meeting, called for that purpose, upon the recommendation of the Board of Directors, or a committee appointed by the Board of Directors by a vote of at least three quarters (3/4) of the Whole Board of Directors then holding office. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall be elected and qualified.

Section 11. Compensation.

Reasonable compensation of the directors of the Bank shall be fixed by the Board of Directors.

Section 12. Emergency Authority.

If there shall occur an acute emergency resulting from a hostile attack, as defined in Article 7 of the New York State Defense Emergency Act, which shall be of such severity as to prevent the conduct and management of the affairs and business of the Bank by its directors and officers as otherwise provided in these Bylaws, any three (3) or more available members of the then incumbent Executive Committee shall constitute an emergency Board of Directors which shall have the power, subject to limitations prescribed in Article 7 of the New York State Defense Emergency Act, by a majority of such persons present, to take any and every action which may be necessary to meet the exigencies of the acute emergency and to enable the Bank to conduct its business during such period, including the relocation elsewhere of any office of the Bank which shall be unable to function because of the acute emergency. If during the period of the acute emergency there shall be no Executive Committee, or a minimum of three (3) members of the then incumbent Executive Committee shall not be available, then and in that event such other available Directors as may be needed to obtain the minimum of three members shall serve on the emergency Board of Directors.

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Section 13. Age Limitation.

No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors of the Bank. No director shall serve as such beyond the annual meeting of stockholders of the Bank immediately following the director becoming 75.

Section 14. Director Emeritus.

A person who is a member of the Board of Directors of the Bank and ceases to be a director because of resignation or retirement, may be designated by the Board of Directors as a Director Emeritus.

A Director Emeritus shall have such designation at the pleasure of the Board of Directors and shall only have the privileges and entitlements explicitly provided below. The Director Emeritus may serve for a period of three (3) years from the date of his or her initial designation, unless sooner removed as provided below. During this tenure, it is anticipated that a Director Emeritus would fulfill the following duties: (1) act as an ambassador to the Bank in the community by assisting in business development and community affairs; (2) making himself/herself available to the Chief Executive Officer, executive management and/or the Board of Directors in the capacity of a consultant on specific business and banking matters when needed; and (3) act as a mentor in meeting with new, incoming directors nominated to the Board of Directors in the orientation of such appointees. The Director Emeritus’ role is not limited to these responsibilities and may be called upon by the Chief Executive Officer or the Board of Directors to perform additional duties as necessary.

A Director Emeritus will be compensated for three (3) consecutive annual installments of compensation, each to be paid on the anniversary of such appointment of Emeritus status (January 1st of each applicable year). The Director Emeritus shall be entitled to this compensation for fulfilling the duties and responsibilities set forth above during the Director Emeritus’ tenure. This compensation shall be set annually by the Board of Directors and may be amended or rescinded at any time by a vote of three quarters (3/4) of the Whole Board of Directors then in office.

The designation of Director Emeritus, and its appurtenant privileges and entitlements, may be removed from a Director Emeritus by a vote at a regular meeting of the Board of Directors of no less than three-quarters of the number of the Whole Board of Directors then in office.

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ARTICLE IV. COMMITTEES

Section 1. Enumeration of Committees.

The standing committees of the Board of Directors shall be an Executive Committee, an Examination and Audit Committee and a Nominating/Corporate Governance Committee. The Board of Directors, by vote of a majority of the Whole Board of Directors, may from time to time designate additional committees of the Board of Directors, either temporary or permanent, with such lawfully delegable powers and duties as it thereby confers not inconsistent with these Bylaws, to serve at the pleasure of the Board of Directors and shall, for these committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members (“Alternate Directors”) who may replace any absent or disqualified member at a meeting of the committee; provided however, that the Chairman shall be a member of, and shall serve as the chairman of the Executive Committee and he shall be an ex-officio member of all other committees, except the Examination and Audit Committee and any other committee on which he is prohibited from being a member, by law, the Organization Certificate or these Bylaws. The Board of Directors, by a resolution adopted by a majority of the Whole Board of Directors may terminate any committee previously established.

Section 2. The Executive Committee.

The Executive Committee shall consist of the Chairman of the Board of Directors and at least four (4) additional directors elected annually by the vote of the majority of the Whole Board of Directors. In the event there shall be a vacancy in the office of Chairman, then and in that event such other additional director or directors as may be needed to obtain the full complement of five (5) members shall be elected by the Board of Directors to serve until the vacancy is filled, or until the next annual meeting. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the Whole Board of Directors. Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the committee may be called by the Chairman or at any time by any two members of the committee, upon twenty-four (24) hours’ notice given in accordance with Article III, Section 6. The notice of a special meeting of the committee, however given, shall state the time when and the place, which shall be within the State of New York, where the meeting is to be held and the business which is to be presented and no business other than that stated in the notice shall be transacted at said meeting. The Executive Committee may make rules for the regulation of its meetings and proceedings not inconsistent with these Bylaws. Three (3) members of the committee, including designees designated to act for an absent member or members of the committee, shall be necessary for a quorum at any meeting of the committee. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Executive Committee. Except as otherwise provided herein, the Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority may be limited by resolution adopted by a majority of the Whole Board of Directors or by the laws of the State of New York. In addition, the Executive Committee shall not have the authority of the Board of Directors with reference to: the submission to stockholders of any action that requires stockholders’ authorization under New York law; the filling of vacancies in the Board of Directors or in any committee of the Board of Directors; the fixing of compensation of the directors for serving on the Board of Directors or any committee thereof; the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable; the taking of any action which is expressly required by New York law to be taken at a meeting of the Board of Directors or by a specified proportion of directors; the amendment or repeal of the Organization Certificate or Bylaws of the Bank or adoption of new Bylaws of the Bank; recommending to the stockholders a plan of merger, consolidation, or other business combination; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

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Section 3. The Nominating/Corporate Governance Committee.

The Board of Directors, by resolution adopted by a majority of the Whole Board of Directors, shall appoint a Nominating/Corporate Governance Committee of the Board of Directors, consisting of not less than three (3) directors. The Nominating/Corporate Governance Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Bank and (b) to recommend to the Whole Board of Directors nominees for election to the Board of Directors (i) to replace those directors whose terms expire at the annual meeting of stockholders next ensuing and (ii) to fill vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or resulting from an increase in the authorized number of directors. The Nominating/Corporate Governance Committee shall meet at least annually.

Section 4. The Examination and Audit Committee.

The Examination and Audit Committee shall consist of at least three (3) directors, none of whom shall be a salaried officer of the Bank, who shall be elected to said Committee at the annual meeting of the Board of Directors, or in the case of filling a vacancy (such vacancy, in every case to be filled by an existing non-salaried director) at any regular or special meeting of the Board of Directors. The Examination and Audit Committee shall assist the Board of Directors in fulfilling its obligation to oversee the adequacy and appropriateness of accounting policies, and Bank procedures and controls. In performing its functions, the Examination and Audit Committee shall utilize the expertise of the Bank’s internal Auditing Department under the direction of the Bank’s internal Auditor. The Examination and Audit Committee shall meet at least quarterly. The Examination and Audit Committee shall hold formal meetings with the Bank’s internal auditors on a quarterly basis.

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ARTICLE V. OFFICERS

Section 1. Positions. The Board of Directors shall elect executive officers of the Bank, who will include a Chief Executive Officer, a President, a Treasurer, a Secretary and any other officer with a designation of “Chief” in his or her title (hereinafter, referred to as “Executive Officers”). The Chief Executive Officer may appoint all other non-executive officers of the Bank (hereinafter, referred to as the “Other Non-Executive Officers”). Any two (2) or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary and President and Secretary. The Executive Officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. The Other Non-Executive Officers shall have such authority and perform such duties as the Chief Executive Officer may from time to time authorize or determine. In absence of such action by the Board of Directors or the Chief Executive Officer, such officers shall have such powers and duties as generally pertain to their respective offices.

Section 2. Election and Term of Office. The Executive Officers of the Bank shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election must be held within twenty-five (25) calendar days of such meeting. Each Executive Officer shall hold office until a successor has been duly elected and qualified or until the Executive Officer’s death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. Each Other Non-Executive Officer shall hold office until his or her death, resignation or removal in the manner hereinafter provided. The Board of Directors may authorize the Bank to enter into an employment contract with any Executive Officer or Other Non-Executive Officer in accordance with applicable law, but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

Section 3. Removal. Any Executive Officer may be removed by the Board of Directors and any Other Executive may be removed by the Board of Directors or the Chief Executive Officer at any time with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in the office of Chief Executive Officer because of death, resignation, removal, disqualification or otherwise would be filled (1) by the Chief Operating Officer or if the Chief Operating Officer is not able to serve, the highest priority officer from among those designated in order of priority, as set forth in the Bank’s Emergency Preparedness Resolutions approved annually by the Board of Directors (“Emergency Preparedness Resolutions”); or (2) by the Board of Directors. Such appointed officer shall perform the duties of the Chief Executive Officer until such time as the Chief Executive Officer may return to his or her duties or a new Chief Executive Officer is elected by the Board of Directors.

A vacancy in the office of the Treasurer because of death, resignation, removal, disqualification or otherwise would be filled (1) by the Bank’s most senior accounting officer; or (2) by the Board of Directors. Such appointed officer shall perform the duties of the Treasurer until such time as the Treasurer may return to his or her duties or a new Treasurer is elected by the Board of Directors.

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A vacancy in any other office because of death, resignation, removal, disqualification, or otherwise may be filled in accordance with the Emergency Preparedness Resolutions or by the Board of Directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the Executive Officers shall be fixed from time to time by the Board of Directors or a designated committee of the Board of Directors, and may be increased or diminished by the Board of Directors or such designated committee, but such reduction shall be without prejudice to the contractual rights, if any, of such affected Executive Officer.

ARTICLE VI. SECURITIES AND INVESTMENTS

Section 1. Loan and Investments.

The Board of Directors shall from time to time determine and direct to what extent the funds and property of the Bank shall be invested, and, subject to all applicable provisions of law, the kind and character of the investments which are to be made and how the same shall be handled and dealt with. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 2. Care and Custody of Securities.

All stocks, bonds and other securities, including bonds and mortgages, not directed by the Board of Directors to be held in bearer form, or in the name of a nominee, shall be in the name of the Bank and, to the extent that the form of the several securities may permit or as may be permitted or required by law, shall be registered or recorded in the name of the Bank. All securities including bonds and mortgages held by the Bank shall be kept in such manner and at such places as the Board of Directors, having due regard for the safety and protection thereof, may direct, and all or any part thereof may be lodged or deposited for safekeeping with such other institutions as the Board of Directors may from time to time approve.

Section 3. Transfers of Securities, Etc.

Transfers and assignments of stocks, bonds and other securities standing, issued or registered in the name of the Bank may be signed by an officer or officers, or person or persons, as the Board of Directors may from time to time authorize or designate.

Officer or officers, or employee or employees, as the Board of Directors may from time to time authorize or designate, shall execute any and all instruments for the proper transaction of the business of the Bank relating to its mortgage investments, including extensions, modifications, alterations, and amendments and assignments.

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ARTICLE VII. DEPOSITORIES, CHECKS AND DRAFTS

Section 1. Depositories and Withdrawals.

The Board of Directors may from time to time designate banks, trust companies or similar institutions to be depositories of funds of the Bank and may by resolution designate the officer of officers, or employee or employees, who shall be authorized to sign the checks, drafts, vouchers or orders of the Bank upon which such depositories shall be authorized to pay out the moneys so deposited.

Section 2. Depositor’s Withdrawals.

The Board of Directors shall designate those officers and employees who shall be authorized to sign or countersign checks drawn upon the general deposit accounts of the Bank issued in payment of depositor withdrawals. The Board of Directors may also adopt such other means of payment of depositor withdrawals as to it may seem proper and expedient.

ARTICLE VIII. CERTIFICATE FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares.

Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors and signed by the secretary or assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consequently numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Bank as the Board of Directors may prescribe.

Section 2. Transfer of Shares.

Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner for all purposes.

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ARTICLE IX. FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Bank shall commence on the first day of July and end on the last day of June in each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE X. DIVIDENDS

Subject to the terms of the Bank’s Organization Certificate and applicable law, the Board of Directors may, from time to time, declare, and the Bank may pay, dividends on its outstanding shares of capital stock.

ARTICLE XI. CORPORATE SEAL

The Board of Directors shall provide a Bank seal in such form deemed appropriate by the Board of Directors.

ARTICLE XII. SURETY BONDS

Section 1. Surety Bonds and Premiums Thereon.

The Bank shall procure from a responsible surety company approved by the Board of Directors and shall keep continuously in force and effect a Banker’s Blanket Bond of insurance or a fidelity bond of similar type and character covering all of the officers and employees of the Bank in such amount as the Board of Directors may fix. The Board of Directors may also require that individual officers or employees shall furnish separate bonds conditioned for the faithful performance of their several duties. It shall be obligatory upon the officers and employees to furnish to the Bank and to the surety company involved any and all information necessary or appropriate to the procurement of any bond or bonds herein provided for. The Bank may dismiss any officer or employee who shall fail when asked or who shall refuse to give any and all proper and relevant information required by the designated surety company or as to whom such surety company shall decline to give a bond or whom the surety company shall decline to include in a general bond.

All expenses connected with such bond or bonds and all premiums thereon shall be borne by the Bank.

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ARTICLE XIII. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

The Bank shall indemnify current and former directors, officers and employees to the fullest extent authorized or permitted by law against fines, judgments, penalties, settlements and reasonable costs and expenses, including reasonable attorney’s fees, incurred or to be incurred in any pending or future legal action, suit, proceeding or claim, civil, criminal or administrative, in which a director, officer or employee is involved or is named as a party, or is threatened to be made a party, and which arises out of, or is related to, their services on behalf of the Bank, provided such director, officer or employee acted in good faith for purposes which he or she reasonably believed to be in the best interest of the Bank and, in criminal actions or proceedings, had no reasonable cause to believe that his/her conduct might be unlawful. Expenses, including attorney fees, reasonably incurred by the indemnitee in defending a civil, criminal or administrative action, suit or proceeding shall be paid by the Bank to the indemnitee or on his or her behalf, in advance of the final disposition of such action, suit or proceeding, unless at any time after a request for indemnification the Bank by a majority vote of the Board of Directors declines to authorize such advance payment of expenses to the indemnitee or the advance payment is prohibited by applicable law or regulations, or orders issued by governmental agencies with authority to issue such orders against the Bank, provided, however, such advances shall be made only upon receipt of an undertaking from the indemnitee to repay to the Bank the amounts so paid if it is ultimately determined that indemnification for such expenses is not authorized by this Article XIII and applicable laws.

ARTICLE XIV. AMENDMENTS

Any proposed amendment to the Bylaws shall, if required under applicable law, be submitted to the Superintendent of Financial Services (the “Superintendent”) and, upon the Superintendent’s written approval thereof, shall be posted in a conspicuous place in the office of the Bank for thirty (30) days. Thereafter, such proposed amendment may be incorporated into the Bylaws by being duly adopted by a majority vote of the Board of Directors of the Bank and approved by the affirmative vote of the holders of at least a majority of the total votes eligible to be cast at a meeting of stockholders of the Bank.

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EXHIBIT B

Articles of Incorporation and Bylaws of the Holding Company

ARTICLES OF INCORPORATION

OF

PIONEER BANCORP, INC.

The undersigned, __________________, whose address is ___________________________________, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland having the following Articles of Incorporation (the “Articles”):

ARTICLE 1. Name. The name of the corporation is Pioneer Bancorp, Inc. (herein, the “Corporation”).

ARTICLE 2. Principal Office. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5. Capital Stock

A.           Authorized Capital Stock. The total number of shares of capital stock of all classes that the Corporation has authority to issue is eighty million (80,000,000) shares, consisting of:

1.          Five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2.          Seventy-five million (75,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is eight hundred thousand dollars ($800,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

B.           Common Stock. Except as provided under the terms of any series of the Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock. Except as otherwise provided for in these Articles, each holder of the Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of the Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; and (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation.

C.           Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of the Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of the Preferred Stock. The power of the stockholders to increase or decrease the authorized shares of the Preferred Stock shall not limit any of the powers of the Board of Directors provided under these Articles.

D.           Restrictions on Voting Rights of the Corporation’s Equity Securities.

1.          Notwithstanding any other provision of these Articles, in no event shall the record owner (or if more than one record owner, all such record owners taken as a group) of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of ten percent (10%) of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any particular record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both (i) beneficially owned by such Holder in Excess and (ii) owned of record by such particular record owner, and the denominator of which is the total number of shares of Common Stock beneficially owned by such Holder in Excess. The provisions of this Section D of this Article 5 shall not be applicable to any mutual holding company parent of the Corporation. The provisions of this Section D of this Article 5 also shall not be applicable if, before the Holder in Excess acquired beneficial ownership of such shares in excess of the Limit, such acquisition was approved by a majority of the “Unaffiliated Directors.” For this purpose, the term “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the Holder in Excess and was a member of the Board of Directors before the time that the Holder in Excess became such, and any director who is thereafter chosen to fill any vacancy on the Board of Directors and who is elected and who, in either event, is unaffiliated with the Holder in Excess and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then serving on the Board of Directors.

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2.          The following definitions shall apply to this Section D of this Article 5:

(a)	An “affiliate” of a specified Person shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)	“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the filing date of these Articles; provided, however, that a Person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	that such Person or any of its affiliates beneficially owns, directly or indirectly; or

(2)	that such Person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction of the type described in clause (i) or (ii) of the first sentence of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

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(3)	that are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other shares of Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “Person” shall mean any individual, firm, corporation, or other entity.

(d)	The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions including, but not limited to, matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person, (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this Section D.

3.           The Board of Directors shall have the right to demand that any Person reasonably believed by the Board of Directors to be a Holder in Excess (or holder of record of Common Stock beneficially owned by any Holder in Excess) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

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4.          Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

5.          If any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Holders in Excess, notwithstanding any such finding.

E.           Majority Vote for Certain Actions. With respect to those actions as to which any provision of the Maryland General Corporation Law (the “MGCL”) requires stockholder authorization by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, any such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

F.           Quorum. Except as otherwise provided by law or expressly provided in these Articles, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Article 5, Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

ARTICLE 6. Preemptive Rights and Appraisal Rights.

A.           Preemptive Rights. Except for preemptive rights approved by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, no holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

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B.           Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7. Directors. The following provisions are made a part of these Articles for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.           Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the Bylaws of the Corporation; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B.           Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be _____ (__), which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three (3) classes, with the term of office of the first class (“Class I”) to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her term expires and until his or her successor shall have been duly elected and qualified.

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The names of the individuals who will serve as the initial directors of the Corporation until their successors are elected and qualify are as follows:

Term to Expire in 2019:

Term to Expire in 2020:

Term to Expire in 2021:

Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

C.           Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D.           Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E.           Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the Bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

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ARTICLE 9. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any anti-trust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and obtaining a more favorable offer from another individual or entity. This Article 9 sets forth certain factors that may be considered by the Board of Directors, but does not create any implication concerning the factors that must be considered, or any other factors that may or may not be considered, by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

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For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed to acquire, hold or dispose of securities.

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.           Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.           Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

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C.           Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.           Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.           Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.           Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the personal liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

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Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 12. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds (2/3) of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds (2/3) of the Whole Board (rounded up to the nearest whole number).

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 12, Section C, D, E or F of Article 5, Article 7 (other than the removal of the list of original directors), Article 8, Article 9, Article 10 or Article 11.

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ARTICLE 13. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act, this _____ day of ____________, 2019.

Incorporator

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BYLAWS

OF

PIONEER BANCORP, INC.

ARTICLE I

 STOCKHOLDERS

Section 1.           Annual Meeting.

Pioneer Bancorp, Inc. (the “Corporation”) shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers, at such place, on such date and at such time as the Board of Directors shall fix. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2.           Special Meetings.

Special meetings of stockholders of the Corporation may be called by the Chairperson of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3.           Notice of Meetings; Adjournment.

Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission that is filed with the records of the stockholders’ meeting or is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time and without further notice to a date not more than one hundred twenty (120) days after the original record date. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101(m) of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4.           Quorum.

Unless the Articles of the Corporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

Section 5.           Organization and Conduct of Business.

The Chairperson of the Board of the Corporation or in his or her absence, the Chief Executive Officer, or in his or her absence, such other person as may be designated by a majority of the Whole Board, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson appoints. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order.

Section 6.           Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)        At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

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To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the ninetieth (90th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than ninety (90) days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than thirty (30) days before or delayed more than thirty (30) days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. With respect to the first annual meeting of stockholders of the Corporation following the Corporation becoming the sole stockholder of Pioneer Bank, notice by the stockholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of the annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

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(b)        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the ninetieth (90th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than ninety (90) days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than thirty (30) days before or delayed more than thirty (30) days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. With respect to the first annual meeting of stockholders of the Corporation following the Corporation becoming the sole stockholder of Pioneer Bank, notice by the stockholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of the annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

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(c)        For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued through a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation or its wholly-owned subsidiary, Pioneer Bank. The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

Section 7.           Proxies and Voting.

Unless the Articles of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

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Section 8.           Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one (1) or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. If one (1) or more inspectors are not so elected, the Chairperson of the Board shall make such appointment at the meeting of stockholders. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by, the inspector of election. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairperson of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 9.           Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1.           General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings.

The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

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Section 2.           Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds (2/3) of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.           Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4.           Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or the Chairperson of the Board and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five (5) days before the meeting, or by facsimile or other electronic transmission of the same not less than twenty four (24) hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

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Section 5.          Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.          Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may only once per calendar year, unless otherwise authorized by an affirmative vote of at least three quarters (3/4) of the Whole Board, participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

Section 7.          Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or the Corporation’s Articles or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8.           Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as provided by the Articles of the Corporation. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)	To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

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(vi)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)	To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 9.           Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10.         Resignation.

Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11.         Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his or her dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his or her written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his or her written dissent within twenty four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

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Section 12.         Director Qualifications.

(a)        No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors if such person is: (i) at the same time, a director, trustee, officer, employee or ten percent (10%) or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than an affiliate of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its affiliates; (ii) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy; (iii) does not confirm in writing that he or she is not a party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the Board of Directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director; (iv) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board of Directors under this Section 12; or (v) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the directors, partners, trustees, or ten percent (10%) stockholders would not be eligible for election or appointment to the Board of Directors under this Section 12. For purposes of this Section 12, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §303.81 or any successor provision.

(b)        The Board of Directors shall have the power to construe and apply the provisions of this Section 12 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

Section 13.         Age Limitation.

No person 75 years of age shall be eligible for election, reelection, appointment, or reappointment to the board of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation following the director becoming 75.

Section 14.         Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the Board upon a director’s unexcused absence from (i) three (3) consecutive regularly scheduled meetings of the Board of Directors or (ii) five (5) regularly scheduled meetings of the Board of Directors in any fiscal year of the Corporation.

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ARTICLE III

COMMITTEES

Section 1.           Committees of the Board of Directors.

(a)        General Provisions. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating/Governance Committee, and such other committees as the Board of Directors deems necessary or desirable.

The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b)        Composition. Each committee shall be composed of one (1) or more directors or any other number of members specified in these Bylaws. The Chairperson of the Board may recommend committees, committee memberships, and committee chairs to the Board of Directors. The Board of Directors shall have the power at any time to appoint the chairperson and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairperson of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

(c)        Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2.           Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

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ARTICLE IV

OFFICERS

Section 1.           Generally.

(a)        The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairperson of the Board, Chief Executive Officer, President, a Secretary and a Chief Financial Officer/Treasurer and from time to time may choose one or more Vice Presidents or such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b)        The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.

(c)        All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.           Chairperson of the Board of Directors.

The Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers that are commonly incident to the office of Chairperson of the Board or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized.

Section 3.           Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, shall serve in a general executive capacity and have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 4.           President.

The President shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or during his or her disability to act. In addition, the President shall perform the duties and exercise the powers usually incident to his or her office and/or such other duties and powers as may be properly assigned to the President from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 5.           Vice President.

The Vice President or Vice Presidents (including Executive Vice Presidents or other levels of Vice President designated by the Board of Directors), if any, shall perform the duties of the Chief Executive Officer in the absence of both the Chief Executive Officer and the President, or during their disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the Vice Presidents from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

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Section 6.           Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, keep the minutes of meetings, have charge of the seal and the corporate books, perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 7.           Chief Financial Officer/Treasurer.

The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer/Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 8.           Other Officers.

The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section 9.           Action with Respect to Securities of Other Corporations

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

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ARTICLE V

STOCK

Section 1.           Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class that the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock that the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement that provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above with respect to stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation’s Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairperson of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Chief Financial Officer or the Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 2.           Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.           Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period to make any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be before the close of business on the day the record date is fixed nor, subject to Section 3 of Article I of these Bylaws, more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

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Section 4.           Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation or to the transfer agent designated to transfer shares of the stock of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

Section 5.           Stock Ledger.

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section 6.          Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

MISCELLANEOUS

Section 1.           Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.           Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

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Section 3.           Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

Section 4.           Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.           Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June in each year.

Section 6.           Time Periods.

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.           Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by any officer, employee or agent of the Corporation that is authorized by the Board of Directors.

Section 8.           Mail.

Any notice or other document that is required by these Bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 9.           Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VIII

AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of the Corporation.

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EXHIBIT C

Organizational Certificate and Bylaws of the MHC

ORGANIZATION CERTIFICATE

OF

PIONEER BANCORP, MHC

We, the undersigned, all being of full age, each of us being citizens of the United States, having associated ourselves together for the purpose of forming a mutual holding company under and pursuant to New York Banking Law (the “Banking Law”), do hereby certify the following:

First: Name. The name of the corporation is “Pioneer Bancorp, MHC” (the “Mutual Holding Company”).

Second: Principal Office. The Mutual Holding Company’s principal office shall be located at 652 Albany-Shaker Road, Albany, NY 12211.

Third: Duration. The Mutual Holding Company shall have perpetual duration.

Fourth: Purpose and Powers. The purpose of the Mutual Holding Company is to conduct the business of a mutual holding company under the Banking Law, subject to any federal laws, regulations, commitments or orders as applicable. The Mutual Holding Company shall have all of the powers of a mutual holding company under Article VI-C of the Banking Law, the regulations of the New York State Department of Financial Services (the “Department”), any order of the New York Superintendent of Financial Services (the “Superintendent”) and federal laws, regulations, commitments or orders as applicable, and such powers as are incidental to and implied therefrom, except the power to accept deposits.

Fifth: Capital. The Mutual Holding Company shall not have any capital stock.

Sixth: Incorporators. The name, occupation, residence and post-office address of each incorporator is as follows:

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Name	Occupation	Residence and Address

The incorporators will not contribute any amounts to a surplus fund because the Mutual Holding Company is a mutual holding company, which cannot accept deposits and is not a banking organization under the Banking Law and therefore is not required to establish a surplus fund thereunder.

Seventh: Trustees. The Board of Trustees of the Mutual Holding Company shall have the entire management and control of the affairs of the Mutual Holding Company. The number of trustees shall be not less than seven (7) nor more than twenty (20), except that the number of trustees may be decreased to a number less than seven (7) or increased to a number greater than twenty (20) if approved by the Department. The precise number of trustees shall be fixed from time to time by the Board of Trustees pursuant to the bylaws of the Mutual Holding Company or a resolution adopted by a majority of the Board of Trustees. The incorporators of the Mutual Holding Company, each of whom is free of the disqualifications set forth in Section 246 of the Banking Law, unless otherwise approved by the Department, shall constitute the Mutual Holding Company’s initial Board of Trustees.

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Eighth: Indemnification. (a) The Mutual Holding Company shall, to the maximum extent permitted and in the manner provided by the Banking Law, indemnify each person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal or civil, by reason of the fact that such person or such person’s testator or intestate is or was a trustee or officer of the Mutual Holding Company, or is or was serving, in any capacity, at the request of the Mutual Holding Company, or any corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees and expenses actually and necessarily incurred in connection therewith, or any appeal therein, provided that the person to be indemnified has met the applicable standard of conduct to be so indemnified under the Banking Law or any other applicable law.

(b) The Mutual Holding Company shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all reasonable expenses, including attorneys’ fees and expenses, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person in entitled, provided, however, that such person shall cooperate in good faith with any request by the Mutual Holding Company that common counsel be used by the parties to any action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interest between or among parties.

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(c) Nothing herein shall limit or affect any right of any trustee, officer, or other corporate personnel otherwise than hereunder to indemnification or expenses, including attorneys’ fees and expenses, under any statute, rule, regulation, certificate of incorporation, bylaws, insurance policy, contract, or otherwise; without affecting or limiting the rights of any trustee, officer or other corporate personnel pursuant to this Section Eighth, the Mutual Holding Company is authorized to enter into agreements with any of its trustees, officers or other corporate personnel extending rights to indemnification and advancement of expenses to the fullest extent permitted by applicable law.

(d) Anything in this Organization Certificate to the contrary notwithstanding, no elimination or amendment of this Section Eighth adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this Section Eighth shall deprive any such person’s rights hereunder arising out of alleged or actual occurrences, act or failures to act prior to such 60th day. Any amendments or eliminations made pursuant to the Section Eighth are only effective with regard to acts occurring after such date. The indemnification of any person provided by this Section Eighth shall continue after such person has ceased to be trustee or officer of the Mutual Holding Company and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

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(e) In case any provision in this Section Eighth shall be determined at any time to be unenforceable in any respect, the other provisions of the Section Eighth shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Mutual Holding Company to afford indemnification and advancement of expenses to its trustees or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

Ninth: Amendment. Any proposed amendment to the Organization Certificate shall, if required under the Banking Law, be submitted to the Superintendent and, upon the Superintendent’s written approval thereof, shall be posted in a conspicuous place in the office of the Mutual Holding Company for thirty (30) days. Such proposed amendment thereafter shall be incorporated into the Organizational Certificate by being duly adopted by a majority vote of the Mutual Holding Company’s Board of Trustees and, if necessary, shall be filed in the office of the Superintendent within thirty (30) days of such adoption.

IN WITNESS WHEREOF, we hereby certify that this Organization Certificate was unanimously authorized by the Incorporators of the Mutual Holding Company, and that we have made, signed and acknowledged this certificate in duplicate, this___________ day of ____________, 2019.

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State of New York      }

County of Albany        } ss.:

On this ___ day of ______ 2019, before me personally appeared _________, ______________, __________, _____________, ____________, ______________ and _____________, to me known to be the persons described in, and who executed, the foregoing certificate and severally acknowledged that they executed the same.

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BYLAWS OF

PIONEER BANCORP, MHC

 i

 ii

ARTICLE I - IDENTIFICATION

Section 1. Name.

The name of this corporation is PIONEER BANCORP, MHC (the “Mutual Holding Company”).

Section 2. Principal Office and Place of Business.

The address of the principal office and place of business of the Mutual Holding Company is 652 Albany-Shaker Road, Albany, NY 12211.

Section 3. Fiscal Year.

The fiscal year of the Mutual Holding Company shall begin on the first day of July in each year and end on the last day of June in each year.

Section 4. Seal.

The Mutual Holding Company shall have an official corporate seal on which the words “PIONEER BANCORP, MHC” shall be inscribed.

ARTICLE II - BOARD OF TRUSTEES

Section 1. Number and Qualifications.

The entire management and control of the affairs of the Mutual Holding Company shall be vested in a Board of Trustees (sometimes referred to herein as the “Board” or “Trustees”). The Board shall consist of such number of Trustees as is established by the Board from time to time, which number shall not be less than seven (7) nor more than twenty (20), except that the number of Trustees may be decreased to a number less than seven (7) or a number greater than twenty (20) if approved by the New York State Department of Financial Services (the “Department”). Unless otherwise approved by the Department, all Trustees shall meet all of the qualifications of a Trustee pursuant to New York Banking Law (“Banking Law”).

Section 2. Term of Office.

The term of office of the Trustees shall be three (3) years, except as set forth below for the initial classification of the Trustees. At the first meeting of the Board of Trustees after these Bylaws are adopted, Trustees shall be divided into three classes, as nearly equal in number as possible as proposed by the Chairman and the three classes shall be staggered, so that the term of office of one of the classes shall expire at the regular annual Board meeting in each of the next three years. Vacancies resulting from the expiration of a term shall be filled at the regular annual Board meeting in each year to expire at the regular Board meeting held three years later. Any Trustee elected to fill a vacancy resulting from any other cause shall serve for the remainder of the unexpired term. Vacancies resulting from an increase in the number of Trustees shall be assigned to the existing classes so that the classes remain as nearly equal in number as possible.

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The Board may reassign vacancies to different classes if necessary for the three classes to remain as nearly equal in number as possible.

A Trustee may be removed only pursuant to the Banking Law and in accordance with the procedures contained therein. A Trustee shall be deemed to have vacated his or her office upon the occurrence of certain events and/or conditions as set forth in the Banking Law.

Section 3. Election.

Whenever a vacancy occurs on the Board of Trustees, the Board of Trustees, unless it determines to decrease the size of the Board, shall elect a new Trustee to fill such vacancy. The Board shall nominate the person or persons to be elected Trustee at a regular Board meeting prior to the election of such person or persons by vote of at least three quarters (3/4) of all Trustees then in office at such prior regular Board meeting. Trustees shall be elected only by a vote of at least three quarters (3/4) of all Trustees then in office at a regular Board meeting.

Section 4. Meetings of the Board of Trustees.

(a)	Regular Meetings.

The Board shall hold at least three (3) regular meetings per year. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without notice other than such resolution. The Board may, by resolution, hold meetings at any place within or outside of the State of New York. The Board shall hold an annual meeting, to be held at such time and place as may be set by the Board from time to time, at which meeting (i) the Trustees and officers shall be elected or appointed, (ii) the compensation for the Trustees and officers shall be reviewed and fixed and (iii) any other business that may come before the Board shall be conducted.

(b)	Special Meetings.

Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, or by written request to the Secretary by one-third (1/3) of the members of the Board of Trustees.

(c)	Notice of Meetings.

(i)	No notice of the time and place of a regular meeting of the Board shall be required.

(ii)	Forty-eight (48) hours prior notice shall be given to each Trustee of special meetings. Such notice shall state the purpose for holding the special meeting and the time and place for the holding of the meeting.

(iii)	When required to be given, notice of any meeting of the Board may be given personally, by overnight mail or courier, by facsimile, email or other electronic transmission, or by telephone. Notice shall be deemed given when sent, personally delivered or given to any mail or courier service.

(iv)	Due proof of the giving of adequate notice shall be given at the meeting if requested.

(v)	Any Trustee may waive notice by written waiver given before or after a meeting and presence at a meeting without objection to lack of notice shall constitute wavier thereof.

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(d)           Quorum.

A quorum for the transaction of business, as may be adjusted by the majority of the entire Board of Trustees, including vacancies, shall consist of a majority of Trustees then in office.

(e)           Manner of Acting.

Except as provided by law or these Bylaws, the affirmative vote of a majority of the Trustees present at a meeting, if a quorum is present at such time, shall be the act of the Board.  A majority of the Trustees present, whether or not a quorum is present, shall have power to adjourn the meeting to another time and place.  No notice of the adjournment need be given.

(f)           Presence at Meetings.

Any member of the Board or member of any committee may, only once per calendar year, unless otherwise authorized by a vote of at least three quarters (3/4) of all Trustees then in office, participate in a meeting of the Board of Trustees or committee thereof by means of a conference telephone or communications equipments allowing all persons participating in the meeting to hear and speak to each other at the same time, and any person who participates by such means shall be deemed to be present in person at such meeting.

(g)         Organization.

Unless the Board of Trustees shall otherwise provide by resolution, the Chairman of the Board, or in his/her absence the President, or a Trustee designated by the Board of Trustees, shall act as chairman at all meetings of the Board and the Secretary, or in his/her absence another officer or Trustee designated by the Board of Trustees, shall act as Secretary at all such meetings.

Section 5.  Age Limitations of Trustees.

No person who is 70 years of age or more shall be eligible for initial election as a Trustee and, unless otherwise approved by the Department, no Trustee shall continue to serve as a Trustee beyond the last day of the calendar year in which such Trustee reaches age 75.

Section 6.  Trustees Emeritus.

The Board may, from time to time, designate former Trustees as Trustee Emeritus which shall be an honorary title.  A Trustee Emeritus, upon invitation by the Board, shall be permitted to attend Board meetings but shall not be entitled to vote.

ARTICLE III - OFFICERS

Section 1.  Selection, Tenure and Compensation of Officers.

The officers of the Mutual Holding Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Chief Financial Officer.  Any two (2) or more offices may be held by the same person except the offices of President and Secretary.  The officers shall have such authority and perform such duties as the Board of Trustees may from time to time authorize or determine.  In the absence of action by the Board of Trustees, the officers shall have such powers and duties as generally pertain to their respective offices.

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The Board and the Chairman may, in their discretion, elect or appoint such other officers and assistants as they deem necessary who shall have such authority and such designation and shall perform such duties as the Chairman or the Board may prescribe from time to time. The Board shall, in its discretion, fix the compensation of the Chairman and the President and may authorize contracts of employment between the Mutual Holding Company and any officer. Officers may be removed with or without cause by vote of the Board at any time. The provisions of this paragraph shall be without prejudice to the contractual rights, if any, of the officer.

Section 3.  Delegation of Duties.

In the absence or disability of an officer of the Mutual Holding Company, or for any other reason which may seem sufficient to the Board, the Board of Trustees may delegate such officer’s powers and duties to any other officer.

ARTICLE IV - COMMITTEES

Section 1.  Establishment of Committees.

The Board of Trustees may establish committees to facilitate the work of the Board from time to time.  Committees shall consist of such members of the Board and other persons as the Board may appoint, provided that only Trustees may be members of the Executive Committee.  Except as expressly set forth below, the terms of the office of all the members of committees shall expire as set forth in the resolution appointing such members, or, in the absence thereof, one year after the date of appointment.

Section 2.  Executive Committee.

The Executive Committee shall consist of five Trustees, one of whom shall be the Chairman of the Board.  The committee shall meet at such time and on such notice as the Chairman of the Executive Committee may direct or at the written request of two (2) committee members for the purpose of:

(a)           examining all claims against the Mutual Holding Company;

(b)           supervising the general management of the Mutual Holding Company;

(c)           advising the Chief Executive Officer in the performance of his/her duties; and

(d)           for such purposes and business that the committee deems necessary.

During the intervals between meetings of the Board of Trustees, and subject to such limitations imposed by law or by the Board, the Executive Committee shall have and may exercise all of the authority of the Board of Trustees in the management of the Mutual Holding Company.  Any action taken by the Executive Committee during such intervals shall, nevertheless, be reported to the Board at its next regular meeting.

The Executive Committee shall have the power to adopt rules and regulations for the conduct of its business.

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Section 3.  Audit Committee.

The Audit Committee shall consist of at least three (3) members of the Board of Trustees.  No salaried officer, employee or attorney who receives any fee, compensation or any other form of emolument for legal services rendered to the Mutual Holding Company shall serve on the Audit Committee.  The committee shall, once in each calendar year, make an examination of the records and affairs of the Mutual Holding Company as of a date not less than six (6) months after the end of the Mutual Holding Company’s fiscal year. The committee shall have the full power and authority to make other examinations of the books, records, securities, properties, management and business of the Mutual Holding Company, at such time and in such manner as it deems proper.  The Mutual Holding Company may employ outside accountants, auditors and other persons as it deems advisable to assist in such examinations, the cost thereof to be paid by the Mutual Holding Company.  In the conduct of such examinations, inquiry shall be made into the policies of management for the purpose of determining whether such policies are sound and consistent with the requirements of law, and into such others matters as shall be necessary to enable the Trustees to determine whether adequate protection is afforded to depositors.

The committee may also make recommendations to the Board of Trustees, the Chairman and the President with respect to the management and business of the Mutual Holding Company.

Section 4.  The Governance and Nominating Committee.

The Governance and Nominating Committee shall consist of at least three (3) members of the Board of Trustees, none of whom shall be a salaried officer of the Bank. The Governance and Nominating Committee shall be responsible for nomination and screening of trustee candidates; filling vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, or resulting from an increase in the authorized number of trustees; evaluation of trustee performance; trustee training; and committee assignment and rotation.

Section 5.  Quorum.

A majority of the members of any committee present at a meeting shall constitute a quorum.  Less than a majority, however, shall have the power to adjourn.

Section 6.  Removal and Resignations.

The Board of Trustees shall have the power at any meeting to remove, with or without cause, any member of any committee.  Any member of any committee may resign from such committee by giving written notice to the Board of Trustees.

Section 7.  Vacancies.

A vacancy on any committee may be filled by the Board of Trustees.

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ARTICLE V - CONDUCT OF MEETINGS

Meetings of the Board of Trustees and all committees of said Board shall be conducted in accordance with such reasonable procedures as may be established by majority vote of the members of the Board of Trustees or such committee, and in the absence thereof, as reasonably established by the chairman of the meeting.  Except as otherwise required by law or in these Bylaws, a majority vote of the members present at any meeting of any committee at which a quorum exists shall be sufficient to approve any action.

ARTICLE VI - INDEMNIFICATION OF TRUSTEES, OFFICERS AND EMPLOYEES

Section 1.  Indemnification.

The Mutual Holding Company shall indemnify any Trustee, officer, former Trustee or former officer of the Mutual Holding Company, to the maximum extent allowed by law, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, resulting from such person being made or threatened to be made a party to any action or proceeding by reason of the fact that such person was or is a Trustee or officer of the Mutual Holding Company, or served at the request of the Mutual Holding Company in any capacity with any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The right to indemnification shall continue to apply to the estate of a deceased Trustee or officer and his/her executors and administrators.  No indemnification may be made to or on behalf of any Trustee or officer, unless expressly permitted by law or court order, if a judgment or final adjudication adverse to the Trustee or officer establishes that his/her acts were committed in bad faith or were the result of active and deliberate dishonesty material to the cause of action so adjudicated, or that he/she personally gained in fact a financial profit or other advantage to which he/she was not legally entitled.

Section 2.  Indemnification Rights are Non-exclusive.

Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Trustee or officer may be entitled by law, agreement or otherwise.  Nothing contained in these Bylaws shall affect any rights to indemnification to which Mutual Holding Company employees other than Trustees and officers may be entitled by contract or otherwise under law.

ARTICLE VII - SURETY BONDS

Bonds of recognized surety companies covering Trustees, officers and employees, shall be provided at the expense of the Mutual Holding Company as directed by the Board of Trustees or the Executive Committee.

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ARTICLE VIII - COMPENSATION OF TRUSTEES, OFFICERS, ETC.

Section 1.  Trustees.

The Trustees, including Trustee Emeriti but excluding Trustees who are salaried officers of the Mutual Holding Company, may whenever permitted by law, be paid an annual retainer fee, or such other compensation as the Board may from time to time establish.

Section 2.  Officers.

The officers of the Mutual Holding Company shall receive such salaries, bonuses, benefits and other compensation for their services as the Board of Trustees shall from time to time establish subject to the officer’s contractual rights, if any.  No officer shall vote upon his/her own compensation.

Section 3.  Employees.

The employees of the Mutual Holding Company shall receive such compensation and ancillary benefits as the Board of Trustees may from time to time establish, or within limits or schedules from time to time fixed or established by the Board or by a committee of the Board.  The Board shall have the right to delegate to the Chairman, Chief Executive Officer, President or any officer acting under his/her direction, the authority to fix the compensation of non-officer employees.

ARTICLE IX - MISCELLANEOUS

Section 1.  Depositories.

Funds of the Mutual Holding Company shall be deposited to its credit in Pioneer Bank or other depositories as the majority of the Board of Trustees exclusive of Trustees excluded from such majority by law shall by resolution from time to time designate.

Section 2.  Continuation of Mutual Holding Company Operation in the Event of an Emergency.

If a state of disaster occurs of such severity as to prevent the conduct and management of the affairs and business of the Mutual Holding Company by its Trustees and officers as otherwise provided in these Bylaws, any two (2) or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Mutual Holding Company.  If less than two (2) members of the then incumbent Executive Committee are available, then any Trustee who can be assembled by the senior (by years of service) available Trustee shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Mutual Holding Company and any two (2) Trustees shall constitute a quorum of such committee.

 If in any such emergency, any authorized place of business of the Mutual Holding Company shall be unable to function because of the emergency, the business ordinarily conducted at such location may be relocated elsewhere, in addition to or in lieu of the locations otherwise authorized.  Such relocation shall be as designated by the Board of Trustees, the Executive Committee or by such persons as are then, in accordance with this Bylaw and any implementing regulations, dealing with the conduct of the affairs of the Mutual Holding Company.

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This Bylaw shall be subject to the implementation by resolutions of the Board of Trustees.  All other provisions of these Bylaws or any resolution of the Board of Trustees which is contrary to this Bylaw or contrary to any resolution adopted hereunder shall be suspended in the event of such disaster until the Executive Committee of the Board acting under this section determines that the Mutual Holding Company may resume operation under all the provisions of these Bylaws.

ARTICLE X - AMENDMENTS

Any proposed amendment to these Bylaws shall, if required under the Banking Law, be submitted to the Superintendent of Financial Services (the “Superintendent”) and, upon the Superintendent’s written approval thereof, shall be posted in a conspicuous place in the office of the Mutual Holding Company for thirty (30) days.  Such proposed amendment thereafter shall be incorporated into the Bylaws by being duly adopted by a majority vote of the Mutual Holding Company’s Board of Trustees and, if necessary, shall be filed in the office of the Superintendent within thirty (30) days of such adoption.

Adopted as of ________, 2019

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